Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-169119

September 20, 2011

BARCLAYS CAPITAL

EQUITIES | FLOW DERIVATIVES

ETF & ETN GUIDE[1]

Q3 2011
1,289 US LISTED PRODUCTS
TOTAL $1,110BN IN ASSETS AND ETNs ISSUED

EXCHANGE TRADED FUNDS (ETFs)		
EQUITIES	**Assets (bn)**	**Page**
US Indices: Broad-Based Total Market Broad-Based, Large Cap Broad-Based, Mid Cap Broad-Based, Small Cap Broad-Based, Micro Cap Broad-Based	$244.8	1
US Indices: Value Total Market Value, Large Cap Value, Mid Cap Value, Small Cap Value	$38.2	1
US Indices: Growth Total Market Growth, Large Cap Growth, Mid Cap Growth, Small Cap Growth	$48.0	1
US Sectors Consumer Discretionary, Consumer Staples, Energy, Financials, Health Care, Industrials, Materials, Multi-Sector, Real Estate, Technology, Telecommunications, Utilities, Water & Clean Energy	$169.2	2
International Global, Asia Pacific, Europe, North America, Emerging Markets – Global, Emerging Markets – Regional	$247.3	4
Leveraged – Equities	$10.1	5
Inverse – Equities	$10.9	6
Dividend Domestic, International	$31.9	6
FICC		
Fixed Income US Credit, US Government, Aggregate & Other, International, Municipal	$148.6	7
Commodities	$100.8	7
Currencies	$7.0	8
Leveraged – FICC	$1.7	8
Inverse – FICC	$9.8	8
SPECIALTY		
Active	$2.1	9
Fundamental	$5.3	9
Life Cycle & Allocation	$0.6	9
Long/Short	$0.2	9
Quantitative	$4.1	10
Other	$14.0	10

EXCHANGE TRADED NOTES (ETNs)		
Commodities General, Specific	$7.6	11
Currencies	$0.2	11
Leveraged/Inverse	$2.0	11
Other	$6.1	12

CONTACTS

Index & Portfolio Desk Analysts

Gabi Baez
+1 212 526 9374
gabriela.baez@barclayscapital.com

Laura Magnani
+1 212 526 0383
laura.magnani@barclayscapital.com

Trading

William Prager
+1 212 526 8979
william.prager@barclayscapital.com

David Hill
+1 212 526 8979
david.hill@barclayscapital.com

[1] All data and product names in this guide are derived from Bloomberg as of July 11, 2011. Full product names can be obtained in the relevant prospectuses relating to the products.
iPath, iPath ETNs, and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks, or registered trademarks are the property of their respective owners.

For the most current data

on the equity derivatives

markets, as well as online

access to world-class analytics

tools, please visit the

US VolCenter on

Barclays Capital Live at

https://live.barcap.com (keyword: USVolCenter).

EXCHANGE TRADED FUNDS (ETFs)

EQUITIES

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
US INDICES: BROAD-BASED					
Total Market Broad-Based					
VTI	Vanguard Total Stock Mkt	MSCIBM	$20,194	$124.8	✓
IWV	iShares Russell 3000	RAY	3,382	20.4	✓
VXF	Vanguard Extended Market	SPCMI	1,380	7.9	
SCHB	Schwab US Broad Market	DW25	780	10.6	✓
IYY	iShares DJ US Index	DJUS	605	2.6	
ISI	iShares S&P 1500	SPSUPX	338	0.9	
TMW	SPDR DJ Total Market	DWCF	193	0.5	
ONEQ	Fidelity NASDAQ Composite	CCMP	176	1.5	
NYC	iShares NYSE Composite	NYA	86	0.3	
VTHR	Vanguard Russell 3000	RAY	25	0.3	
WXSP	Wilshire 4500 Completion	W4500	6	0.0	
WFVK	Wilshire 5000 Tot Market	W5000FLT	6	0.1	
FMU	Focus Mrngstr US Market	MSTAR	5	0.2	
Large Cap Broad-Based					
SPY	SPDR S&P 500	SPX	$96,158	$22,569.0	✓
IVV	iShares S&P 500	SPX	27,783	412.1	✓
DIA	SPDR DJ Indust Avg	INDU	10,314	892.5	✓
IWB	iShares Russell 1000	RIY	6,952	61.6	✓
RSP	Rydex S&P EW	SPXEWI	3,345	49.0	✓
VV	Vanguard LC	MZUSP	3,174	11.4	✓
OEF	iShares S&P 100	OEX	2,970	49.7	✓
VOO	Vanguard S&P 500	SPX	1,344	16.3	✓
SCHX	Schwab US LC	DWL	620	8.4	✓
XLG	Rydex Russell Top 50	RTOP50	394	1.7	
MGC	Vanguard Mega Cap 300	MZUSL	333	1.5	
JKD	iShares Mrngstr LC	MLCR	302	1.5	
IWL	iShares Russell T200	RUTPINTR	121	1.5	
NY	iShares NYSE 100	NYID	60	0.2	
ELR	SPDR DJ LC	DWLT	37	0.3	
EWRI	Rydex Russell 1000 EW	RU1ELCTR	27	0.4	
MKH	Market 2000 HOLDRs	XKH	13	0.0	
VONE	Vanguard Russell 1000	RIY	12	0.3	
FLG	Focus Mrngstr LC	MLCP	5	0.2	
EUSA	iShares MSCI USA	GDDUUS	3	0.0	
Mid Cap Broad-Based					
IJH	iShares S&P MC 400	MID	$11,672	$93.2	✓
MDY	SPDR S&P MC 400	MID	11,642	527.7	✓
IWR	iShares Russell MC	RMC	7,004	54.1	✓
VO	Vanguard MC	MZUSM	3,817	17.2	✓
JKG	iShares Mrngstr MC	MMCR	174	0.8	
SCHM	Schwab US MC	DWM	94	1.8	
EMM	SPDR DJ MC	DWM	80	0.6	
IVOO	Vanguard S&P MC 400	MID	33	0.6	
EWRM	Rydex Russell MC EW	RUMEMCTR	31	0.4	
FMM	Focus Mrngstr MC	MMCP	5	0.0	
Small Cap Broad-Based					
IWM	iShares Russell 2000	RTY	$15,414	$4,810.9	✓
IJR	iShares S&P SC 600	SML	7,591	98.0	✓
VB	Vanguard SC	MZUSS	4,454	34.9	✓
SCHA	Schwab US SC	DWS	533	7.3	✓
JKJ	iShares Mrngstr SC	MSCR	193	1.3	
SLY	SPDR S&P SC 600	SML	78	0.4	
VTWO	Vanguard Russell 2000	RTY	33	1.8	
EWRS	Rydex Russell 2000 EW	RU2ESCTR	15	0.2	
VIOO	Vanguard S&P SC 600	SML	13	0.2	
FOS	Focus Mrngstr SC	MSCP	5	0.1	
Micro Cap Broad-Based					
IWC	iShares Russell Microcap	RMICRO	$498	$7.5	✓
FDM	First Trust DJ Sel MicroCap	DJSM	114	1.3	
PZI	PwrShrs Zacks MicroCap	ZAX	69	1.1	
WMCR	Wilshire MicroCap	W5KMICRO	48	0.3	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.
US INDICES: VALUE					
Total Market Value					
IWW	iShares Russell 3000 Value	RAV	$322	$1.8	
Large Cap Value					
IWD	iShares Russell 1000 Value	RLV	$11,426	$117.4	✓
VTV	Vanguard Value	MZUSPV	5,206	23.1	✓
IVE	iShares S&P 500 Value	SVX	4,437	38.3	✓
MGV	Vanguard Mega Cap 300 Val	MZUSLV	396	2.1	
SCHV	Schwab US LC Value	DWLV	240	2.2	✓
JKF	iShares Mrngstr LC Value	MLVL	237	1.0	
IWX	iShares Russell T200 Value	RUTPVATR	202	1.2	
SPYV	SPDR S&P 500 Value	SPTRSVX	170	0.3	
RPV	Rydex S&P 500 Pure Value	SPXPV	120	1.3	
VOOV	Vanguard S&P 500 Value	SPV	21	0.5	
VONV	Vanguard Russell 1000 Value	RLV	21	0.2	
Mid Cap Value					
IWS	iShares Russell MC Value	RMV	$3,115	$33.8	✓
IJJ	iShares S&P MC 400 Value	MIDV	2,302	15.8	✓
VOE	Vanguard MC Value	MZUSMV	917	4.8	
JKI	iShares Mrngstr MC Value	MMVL	114	0.4	
RFV	Rydex S&P 400 Pure Value	SPMPV	50	0.5	
MDYV	SPDR S&P MC 400 Value	SPTRMV	23	0.2	
IVOV	Vanguard S&P MC 400 Val	MIDV	6	0.1	
Small Cap Value					
IWN	iShares Russell 2000 Value	RUJ	$4,540	$135.6	✓
VBR	Vanguard SC Value	MSCISV	2,046	7.7	✓
IJS	iShares S&P SC 600 Value	SMLV	1,848	8.2	✓
JKL	iShares Mrngstr SC Value	MSVL	193	0.9	
SLYV	SPDR S&P SC 600 Value	SPTRSV	129	0.6	
RZV	Rydex S&P 600 Pure Value	SPSPV	80	0.9	
VIOV	Vanguard S&P SC 600 Val	SMLV	16	0.1	
VTWV	Vanguard Russell 2000 Val	RUJ	6	0.1	
US INDICES: GROWTH					
Total Market Growth					
IWZ	iShares Russell 3000 Gro	RAG	$349	$1.5	
Large Cap Growth					
IWF	iShares Russell 1000 Gro	RLG	$14,218	$154.6	✓
IVW	iShares S&P 500 Growth	SGX	6,658	44.7	✓
VUG	Vanguard Growth	MZUSPG	5,985	25.5	✓
MGK	Vanguard Mega Cap 300 Gro	MZUSLG	519	2.5	
JKE	iShares Mrngstr LC Growth	MLGR	379	1.2	
IWY	iShares Russell T200 Growth	RUTPGRTR	353	1.8	
RPG	Rydex S&P 500 Pure Growth	SPXPG	353	3.8	
SCHG	Schwab US LC Growth	DWLG	337	2.8	✓
SPYG	SPDR S&P 500 Growth	SPTRSGX	194	0.5	
VONG	Vanguard Russell 1000 Gro	RIY	57	4.0	
VOOG	Vanguard S&P 500 Growth	SGX	50	0.7	
Mid Cap Growth					
IJK	iShares Russell 2000 Gro	MIDG	$3,531	$36.3	✓
IWP	Vanguard SC Growth	RDG	3,430	30.9	✓
VOT	iShares S&P SC 600 Growth	MZUSMG	1,343	9.4	
RFG	SPDR S&P SC 600 Growth	SPMPG	859	8.4	
JKH	iShares Mrngstr SC Growth	MMGR	209	1.0	
MDYG	Rydex S&P 600 Pure Growth	SPTRMG	75	0.5	
IVOG	Vanguard Russell 2000 Gro	MIDG	31	0.5	
Small Cap Growth					
IWO	Vanguard S&P SC 600 Gro	RUO	$4,252	$168.9	✓
VBK	iShares S&P MC 400 Growth	MZUSSG	2,334	20.8	✓
IJT	iShares Russell MC Growth	SMLG	1,991	15.9	✓
SLYG	Vanguard MC Growth	SPTRSG	189	0.9	
JKK	Rydex S&P 400 Pure Growth	MSGR	153	1.3	
RZG	iShares Mrngstr MC Growth	SPSPG	72	1.2	
VTWG	SPDR S&P MC 400 Growth	RUO	21	0.5	
VIOG	Vanguard S&P MC 400 Gro	SMLG	17	0.2	

[1] All average volume calculations in this guide were calculated over the period between January 11, 2011 to July 11, 2011.

* Opt. denotes US listed options trading available on the underlying security.

ETF & ETN Guide Q3 2011 | 1

EXCHANGE TRADED FUNDS (ETFs) EQUITIES

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
US SECTORS					
Consumer Discretionary					
XLY	Cons Discret Sector SPDR	IXY	$2,810	$283.4	✓
XHB	SPDR S&P Homebuilders	SPSIHOTR	783	78.1	✓
XRT	SPDR S&P Retail	SPSIRETR	773	552.7	✓
FXD	First Trust Cons Discr	STRQCD	647	5.4	✓
ITB	iShares DJ US Home Constr	DJSHMB	505	9.2	✓
VCR	Vanguard Cons Discret	MZUSI0CD	389	3.4	
IYC	iShares DJ US Cons Svcs	DJUSCY	254	2.8	
RTH	Retail HOLDRs	IRH	173	117.4	✓
PBS	PowerShares Dyn Media	DZM	158	1.5	
RXI	iShares S&P Glb Cons Discr	SGD	158	1.2	
BJK	Market Vectors-Gaming	WAGRT	138	0.8	
PEJ	PwrShrs Dyn Leisure & Ent	DZL	69	1.1	
PSCD	PwrShr S&P SC Cons Dis	SPSU6CDT	54	0.4	
PKB	PwrShrs Dyn Build & Constr	DWCX	32	0.4	
RCD	Rydex S&P EW Cons Discr	S25	30	0.4	
PEZ	PwrShrs Dyn Cons Discr	EZZ	21	0.1	
IPD	SPDR S&P Intl Cons Discret	SPBMUCUP	17	0.3	
PMR	PowerShares Dyn Retail	DWR	13	1.1	
AXDI	iShrs MSCI ACWIxUS ConsDisc	MSWDUCDN	7	0.1	
FCL	Focus Mrngstr Cons Cycl	MCCS	5	0.0	
CARZ	Frst Trst NASDAQ Global Auto	QAUTO	3	0.1	
VGEM	EGShares Cons Svcs GEMS	DJECN	2	0.1	
VROM	Global X Auto	AUTOSTR	2	0.2	
Consumer Staples					
XLP	Cons Staples Sector SPDR	IXR	$4,277	$255.0	✓
VDC	Vanguard Cons Staples	MZUSI0CS	765	4.6	
KXI	iShares S&P Glb Cons Stap	SGCS	371	2.5	
IYK	iShares DJ US Cons Goods	DJUSNC	368	4.3	
PBJ	PwrShrs Dyn Food & Bev	DZF	282	3.6	
FXG	First Trust Cons Staples	STRQCS	265	2.8	
PSL	PowerShares Dyn Cons Stap	EZS	41	0.1	
RHS	Rydex S&P EW Cons Stap	S30	22	0.4	
IPS	SPDR S&P Intl Cons Stap	SPBMU3UP	19	0.3	
PSCC	PwrShr S&P SC Cons St	SPSU6CST	13	0.4	
FCD	Focus Mrngstr Cons Defensi	MCDS	5	0.1	
AXSL	iShrs MSCI ACWIxUS Cons St	MSWDUCSN	3	0.0	
EATX	Global X Food ETF	SOLFOOD	3	0.1	
GGEM	EGShares Cons Goods GEMS	DJECG	2	0.0	
FISN	Global X Fishing Industry	SOLFISH	2	0.1	
Energy					
XLE	Energy Sector SPDR	IXE	$8,946	$1,490.4	✓
OIH	Oil Service HOLDRs	OXH	2,736	751.2	✓
VDE	Vanguard Energy	MSCIEN	2,004	24.2	✓
IXC	iShares S&P Glb Energy	SGES	1,315	11.6	✓
IYE	iShares DJ US Energy	DJUSEN	1,033	13.0	✓
XOP	SPDR S&P Oil & Gas E&P	SPSIOPTR	1,000	291.3	✓
IEZ	iShares DJ US Oil Equip & Svc	DJSOES	622	19.5	✓
KOL	Market Vectors-Coal	TCOAL	599	27.9	✓
FCG	First Trust ISE Nat Gas	FUM	546	11.8	✓
IEO	iShares DJ US O&G E&P	DJSOEP	492	21.7	✓
XES	SPDR S&P O&G Equip & Svcs	SPSIOS	489	11.3	✓
PXJ	PwrShrs Dyn Oil & Gas Svcs	DWO	243	3.7	✓
ENY	Guggenheim Canada Energy	SWMEI	199	4.9	
PXI	PowerShares Dyn Energy	EZK	170	2.2	
FXN	First Trust Energy	STRQEN	157	2.6	
NLR	Mkt Vect Nuclear Energy	DXNE	151	3.4	✓
PSCE	PwrShr S&P SC Energy	SPSU6ET	114	2.5	
PXE	PwrShrs Dyn Energy E&P	DWE	92	1.4	
RYE	Rydex S&P EW Energy	S10	45	2.0	
GNAT	WisdomTree Glb Natl Resour	WTIDGNRT	45	0.6	
PKOL	PowerShares Global Coal	QCOL	35	0.7	
PKN	PwrShrs Glb Nuclear Energy	WNAI	25	0.3	
OGEM	EGShares Energy GEMS	DJEEO	21	0.4	
WCAT	Jeffries TR/J CRB Wildcat	WCATI	20	0.5	
IPW	SPDR S&P Intl Energy	SPBMU1UP	17	0.3	
NUCL	iShares S&P Glb Nuclr Ener	SPGTNET	16	0.3	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.
US SECTORS (continued)					
Energy (continued)					
CHIE	Global X China Energy	CHIE	6	0.2	
AXEN	iShrs MSCI ACWIxUS Energy	MSWDUENN	6	0.1	
FEG	Focus Mrngstr Energy	MES	5	0.1	
XOIL	Global X Oil Equities	SOLGLOIL	3	0.1	
IOIL	IQ Global Oil SC	IQSMOIL	2	0.1	
Financials					
XLF	Financial Sector SPDR	IXM	$7,281	$1,133.8	✓
KBE	SPDR KBW Bank	BKX	1,546	126.9	✓
VFH	Vanguard Financials	MZUSI0FN	618	4.7	
KRE	SPDR KBW Regional Bank	KRX	506	56.8	✓
IYF	iShares DJ US Financial	DJUSFN	464	28.5	✓
IXG	iShares S&P Glb Financials	SGFS	237	2.3	
IYG	iShares DJ US Finan Svcs	DJUSFV	210	6.0	✓
KIE	SPDR KBW Insurance	KIX	194	20.0	✓
IAT	iShares DJ US Reg Banks	DJSRBK	120	1.2	✓
FXO	First Trust Financial	STRQFN	109	6.4	✓
RKH	Regional Bank HOLDRs	XRH	92	26.8	✓
KCE	SPDR KBW Capital Markets	KSX	69	2.5	✓
IAK	iShares DJ US Insurance	DJSINS	68	1.1	
IAI	iShares DJ US Broker Dlrs	DJSINV	65	4.4	✓
PSCF	PwrShr S&P SC Finance	SPSU6FT	64	0.2	
EMFN	iShares MSCI EM Financials	MXEF0FN	23	0.1	
PFI	PowerShares Dyn Financial	EZF	21	0.1	
RYF	Rydex S&P EW Financials	S40	19	0.3	
KBWD	PwrShrs KBW High Div Finl	na	17	0.3	
PJB	PowerShares Dyn Banking	DHD	14	0.4	
QABA	Frst Trst NQ ABA Comm Bk	ABQI	13	0.1	
RWW	RevenueShares Financial	S5FINL	12	0.2	
PIC	PowerShares Dyn Insurance	DWJ	9	0.1	
BRAF	Global X Brazil Financials	na	9	0.1	
FGEM	EGShares Financials GEMS	DJEFN	8	0.1	
EUFN	iShares MSCI Europe Finl	MXEU0FN	7	0.3	
CHIX	Global X China Financials	CHIF	6	0.1	✓
IPF	SPDR S&P Intl Financials	SPBMU4UP	5	0.1	
FFL	Focus Mrngstr Finl Serv	MFSS	5	0.1	
KME	SPDR KBW Mortgage Finance	MFXTR	4	0.1	
KBWP	PowerShares KBW Prop & Cas	na	4	0.0	
KBWX	PowerShares KBW Intl Finan	na	3	0.0	
FEFN	iShares MSCI Far East Fin	MXFA0FN	3	0.0	
AXFN	iShares MSCI ACWI exUS Finl	MXWDUFN	2	0.0	
Health Care					
XLV	Health Care Sector SPDR	IXV	$4,121	$292.4	✓
IBB	iShares Nasdaq Biotech	NBI	1,597	48.5	✓
VHT	Vanguard Health Care	MZUSI0HC	819	4.8	
IYH	iShares DJ US Health Care	DJUSHC	690	5.0	✓
XBI	SPDR S&P Biotech	SPSIBITR	653	11.9	✓
FBT	Frst Trst NYSE Arca Biotech	BTK	606	6.4	✓
IXJ	iShares S&P Glb Health Care	SGH	551	3.3	
PPH	Pharmaceutical HOLDRs	IPH	530	24.7	✓
IHI	iShares DJ US Med Equip	DJSMDQ	461	6.1	
IHF	iShares DJ US HC Providers	DJSHCP	358	8.5	✓
FXH	First Trust Health Care	STRQHC	348	3.8	
BBH	Biotech HOLDRs	IBH	261	2.0	✓
XPH	SPDR S&P Pharmaceuticals	SPSIPHTR	246	2.0	
PJP	PowerShares Dyn Pharma	DZR	236	2.1	
IHE	iShares DJ US Pharma	DJSPHM	225	2.0	
PBE	PwrShr Dyn Biotech & Gen	DZO	213	1.1	
PSCH	PwrShr S&P SC Health Care	SPSU6HCT	166	2.6	
PTH	PowerShares Dyn Health Care	EZX	93	0.6	
RYH	Rydex S&P EW Health Care	S35	58	0.9	
IRY	SPDR S&P Intl Health Care	SPBMUHUP	20	0.2	
XHE	SPDR S&P HC Equipment	SPSIHE	20	0.4	
FHC	Focus Mrngstr Health Care	MHS	5	0.1	
AXHE	iShrs MSCI ACWIxUS Health	MSWDUHCN	3	0.1	
HGEM	EGShares HealthCare GEMS	DJEHK	2	0.0	

*Opt. denotes US listed options trading available on the underlying security.

ETF & ETN Guide Q3 2011 | 2

EXCHANGE TRADED FUNDS (ETFs) EQUITIES

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
US SECTORS (continued)					
Industrials					
XLI	Industrial Sector SPDR	IXI	$4,112	$650.0	✓
IYT	iShares DJ Transportation	TRAN	664	82.0	✓
VIS	Vanguard Industrials	MSCIIN	548	5.2	
IYJ	iShares DJ US Industrial	DJUSIN	458	7.3	
EXI	iShares S&P Glb Industrial	SGN	249	1.5	
ITA	iShares DJ US Aerosp & Def	DJSASD	208	1.9	
PPA	PwrShrs Aerospace & Def	DXS	125	2.9	
PRN	PowerShares Dyn Industrial	EZL	84	1.2	
FXR	First Trust Industrials	STRQIN	70	0.7	
RGI	Rydex S&P EW Industrials	S20	40	0.6	
PSCI	PwrShr S&P SC Indust	SPSU6IT	29	0.2	
IPN	SPDR S&P Intl Industrials	SPBMU2UP	26	0.4	
FAA	Guggenheim Airline	AXGAL	23	0.8	✓
XTN	SPDR S&P Transportation	SPSITN	16	0.3	
CHII	Global X China Industrials	CHII	6	0.1	✓
AXID	iShrs MSCI ACWIxUS Indust	MSWDUIINN	6	0.1	
FIL	Focus Mrngstr Industrials	MIS	5	0.0	
FLYX	Direxion Airline Shares	XAL	4	0.0	
WSTE	Global X Waste Mgmt	SOLWM	2	0.1	
IGEM	EGShares Industrial GEMS	DJEID	2	0.0	
Materials					
GDX	Market Vectors Gold Miners	GDM	$6,825	$581.7	✓
XLB	Materials Sector SPDR	IXB	2,756	526.5	✓
GDXJ	Mkt Vect Junior Gold Miners	MVGDXJTR	2,208	104.0	✓
XME	SPDR S&P Metals & Mining	SPSIMM	1,060	317.4	✓
IYM	iShares DJ US Basic Mater	DJUSBM	982	69.0	✓
MXI	iShares S&P Glb Materials	SGM	741	6.3	
VAW	Vanguard Materials	MZUSIOMT	692	6.8	✓
FXZ	First Trust Materials	STRQMT	607	5.2	
REMX	MrktVctrs RareEarth/StratMet	MVREMXTR	443	9.8	✓
SIL	Global X Silver Miners	SOLGLOSI	427	21.6	✓
WOOD	iShares S&P Glb Timb & For	SPGTTFT	229	3.0	
URA	Global X Uranium	SOLURA	229	8.3	✓
SLX	Market Vectors Steel	STEEL	223	9.1	✓
CUT	Guggenheim Timber	CGTBR	183	3.1	
CU	First Trust ISE Glb Copper	ISC	176	11.0	✓
PYZ	PwrShrs Dyn Basic Material	EZBX	85	0.9	
COPX	Global X Copper Miners	SOLGLOCO	84	2.7	✓
PSAU	PwrShrs Glb Gold&Prec Met	QGLD	63	0.5	
RTM	Rydex S&P EW Materials	S15	49	0.5	
CCXE	WisdomTree Comm Country	WTIDCCET	39	0.5	
IRV	SPDR S&P Intl Materials	SPBMU6UP	33	0.6	
EMT	EmerGlbSh DJ EM Met&Min	DJEMT	28	0.4	
GLDX	Global X Gold Explorers	SOLGLDX	26	0.6	✓
SOIL	Global X Fertilizer/Potash	SOLFERT	16	1.5	
PLTM	First Trust ISE Glb Platin	ORE	14	0.6	✓
CRBA	Jefferies TR/J CRB Agri Eqy	CRBAX	13	0.2	
EMMT	iShares MSCI EM Materials	MXEF0MT	12	0.2	
AXMT	iShrs MSCI ACWIxUS Mater	MSWDUMTN	7	0.1	
PSTL	PowerShares Global Steel	QSTL	6	0.1	
ALUM	Global X Aluminum	SOLALU	5	0.1	
FBM	Focus Mrngstr Basic Mater	MBMS	5	0.1	
CRBI	Jefferies TR/J CRB Ind Metl	CRBIX	5	0.1	
CHIM	Global X China Materials	CHIMAT	4	0.1	
GGGG	Global X Pure Gold Miners	SOLGGGG	4	0.2	
PSCM	PwrShr S&P SC Mater	SPSU6MT	3	0.1	
LGEM	EGShares Basic Mat GEMS	DJEBM	2	0.0	
Multi-Sector					
QQQ	PowerShares QQQ	NDX	$24,584	$3,318.1	✓
MOO	Mkt Vectors Agribusiness	DXAG	5,796	115.1	✓
IGE	iShares S&P NA Nat Res	SPGSSINR	2,175	14.3	✓
IGF	iShares S&P Glb Infrastruct	SPGTINFR	526	2.3	
HAP	Market Vectors Hard Assets	RVEIT	246	1.8	
PXR	PwrShrs EM Infrastruct	EIBI	233	2.1	
ECON	Emer Glb Shrs DJ EM Cons	na	221	2.1	
CHIQ	Global X China Consumer	CHIQ	205	2.2	✓
GNR	SPDR S&P Glb Nat Resour	SPGNRUP	175	2.1	
PAGG	PwrShrs Global Agriculture	QAGR	148	1.8	
LIT	Global X Lithium	SOLLIT	146	2.5	✓

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.
US SECTORS (continued)					
Multi-Sector (continued)					
EMIF	iShares S&P EM Infrastruct	SPGEIFDT	143	0.7	
BRXX	Emer Glob Sh Brazil Inf	IBRXX	89	1.0	
INXX	EM Glb Shrs INDXX India Inf	EGSXIIXT	81	0.6	
FLM	First Trust ISE Glb Eng&Cons	CVL	58	0.7	
CROP	IQ Global Agribusiness SC	na	53	1.9	✓
PSCU	PwrShr S&P SC Util	SPSU6UT	46	0.3	
QQXT	First Trust NDX Ex-Tech	NDXM	33	0.3	
PXN	PowerShares Lux Nanotech	LUXNI	33	0.1	
BRAQ	Global X Brazil Consumer	SOLBZLC	28	0.4	
GRID	First Trust NQ Smart Grid	na	24	0.1	
CHXX	Emer Glob Sh China Infr	ICHXX	20	0.4	
FONE	FrstTrst NDAQ CEA Smrtphn	QFON	16	0.3	
SEA	Guggenheim Shipping	DGAGSIT	11	0.3	
BARN	Global X Farming	SOLFARM	4	0.3	
Real Estate					
VNQ	Vanguard REIT	RMZ	$9,764	$103.6	✓
IYR	iShares DJ US Real Estate	DJUSRE	3,894	449.3	✓
ICF	iShares C&S Realty Majors	RMP	2,729	39.9	✓
RWX	SPDR DJ Intl Real Estate	DWXRSN	2,279	15.7	
RWR	SPDR DJ REIT	DWRTF	1,596	16.6	✓
IFGL	iShares F E/N Devel RExUS	RUGL	403	2.0	
RWO	SPDR DJ Glb Real Estate	DWGRST	331	2.8	
VNQI	Vanguard GlblxUS Real Est	SPBMGUU	184	2.0	
REM	iShares FTSE NAREIT Mrtge	TFNMRC	178	1.7	
SCHH	Schwab US REIT	DWRTF	154	2.5	
WPS	iShares S&P DevelxUS Prpty	SPBMWUUT	149	0.9	
REZ	iShares FTSE NAREIT Resid	TFN17C	144	1.3	
DRW	WisdomTree Intl Real Estate	WTIRETR	128	0.8	
FRI	First Trust S&P REIT	SPREIT	88	0.9	
FFR	Frst Trst EPRA/NAREIT Glb	UNGL	79	0.5	
GRI	C&S Global Realty Majors	GRM	59	0.4	
FTY	iShares FTSE NAREIT RE 50	FNRSTR	56	0.6	
IFAS	iShares FTSE E/N Asia	EGAS	27	0.2	
TAO	Guggenheim China RE	ACNRE	25	0.7	✓
IFEU	iShares FTSE E/N Europe	EPRA	24	0.3	
WREI	Wilshire US REIT	WILREIT	17	0.1	
IFNA	iShares FTSE E/N North Am	EGNA	13	0.1	
FNIO	iShares FTSE NAREIT Indu	TFN13C	13	0.2	
RTL	iShares FTSE NAREIT Retail	TFN20C	9	0.2	
KBWY	PwrShrs KBW Prem Yld REIT	KYX	8	0.1	
FRL	Focus Mrngstr Real Estate	MRETS	5	0.1	
ROOF	IQ US Real Estate SC	na	2	0.3	
Technology					
XLK	Technology Sector SPDR	IXT	$7,581	$275.6	✓
VGT	Vanguard Technoloy	MZUSI0IT	1,894	11.5	
IYW	iShares DJ US Technology	DJUSTC	1,457	12.6	✓
FDN	First Trust DJ Internet	DJINET	768	9.5	✓
IGV	iShares S&P NA Software	SPGSTISO	634	7.1	
IXN	iShares S&P Glb Technology	SGJ	572	3.8	
QTEC	First Trust NDX Technology	NDXT	559	6.2	✓
SMH	Semiconductor HOLDRs	XSH	553	342.4	✓
IGM	iShares S&P NA Technology	SPGSTI	428	2.5	
IGN	iShares S&P NA MMedia Ntwk	SPGSTIIP	229	5.9	✓
MTK	SPDR MS Technology	MSH	206	0.8	
FXL	First Trust Technology	STRQTC	204	3.8	
SOXX	iShares PHLX SOX Semicond	SOX	185	16.4	✓
PXQ	PowerShares Dyn Networking	DZN	159	3.0	✓
HHH	Internet HOLDRs	HHI	132	1.0	✓
RYT	Rydex S&P EW Technology	S45	130	1.1	
QQEW	First Trust NDX Equal Wgt	NDXE	114	1.1	✓
PSCT	PwrShr S&P SC Info Tech	SPSU6TT	109	1.1	
XSD	SPDR S&P Semiconductor	SPSISCTR	97	4.9	
SWH	Software HOLDRs	XWH	89	0.4	✓
PSJ	PowerShares Dyn Software	DZC	76	0.7	
PNQI	PwrShrs NASDAQ Internet	QNET	50	0.7	
CQQQ	Guggenheim China Tech	ACNITTR	38	0.8	✓
PTF	PowerShares Dyn Tech	EZV	38	0.3	
SKYY	First Trust ISE Cloud Comp	CPQ	33	11.0	
IAH	Internet Architect HOLDRs	XAH	32	0.3	
PSI	PwrShrs Dyn Semiconductors	DZE	30	0.8	

*Opt. denotes US listed options trading available on the underlying security.

ETF & ETN Guide Q3 2011 3

EXCHANGE TRADED FUNDS (ETFs) EQUITIES

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
US SECTORS (continued)					
Technology (continued)					
IPK	SPDR S&P Intl Technogy	SPBMUTUP	25	0.2	
BHH	B2B Internet HOLDRs	BUXB	18	0.5	
BDH	Broadband HOLDRs	XDH	17	0.3	
IIH	Internet Infrastr HOLDR	YIH	11	0.1	
CHIB	Global X China Technology	CHIT	7	0.1	
AXIT	iShrs MSCI ACWIx Info Tech	MSWDUITN	6	0.0	
FTQ	Focus Mrngstr Technology	MTS	5	0.1	
QGEM	EGShares Technology GEMS	DJETX	2	0.0	
Telecommunications					
IYZ	iShares DJ US Telecomm	DJSTELT	$806	$10.5	✓
VOX	Vanguard Telecomm	MSCITC	428	3.1	
IXP	iShares S&P Glb Telecomm	SGT	403	3.2	
TTH	Telecom HOLDRs	ITH	136	0.8	✓
WMH	Wireless HOLDRs	IWH	14	0.0	
XTL	SPDR S&P Telecomm	SPSITE	10	0.5	
IST	SPDR S&P Intl Telecomm	SPBMUSUP	10	0.1	
FCQ	Focus Mrngstr Comm	MCSS	5	0.0	
AXTE	iShrs MSCI ACWIxUS Teleco	MSWDUTCN	3	0.0	
TGEM	EGShares Telecom GEMS	DJETS	2	0.0	
Utilities					
XLU	Utilities Sector SPDR	IXU	$4,600	$209.8	✓
VPU	Vanguard Utilities	MZUSIOUT	774	3.6	
IDU	iShares DJ US Utilities	DJUSUT	545	2.9	✓
JXI	iShares S&P Glb Utilities	SGU	250	1.6	
PUI	PowerShares Dyn Utilities	DWU	143	1.0	
FXU	First Trust Utilities	STRQUT	88	0.8	
UTH	Utilities HOLDRs	XUH	46	0.6	✓
GII	SPDR Glb Infrastruct 100	MCGIGIDT	41	0.2	
DBU	WisdomTree Intl Utilities	WTIDUTTR	33	0.2	
RYU	Rydex S&P EW Utilities	SSS	25	0.3	
IPU	SPDR S&P Intl Utilities	SPBMUUUP	8	0.0	
FUI	Focus Mrngstr Utilities	MUS	5	0.0	
AXUT	iShrs MSCI ACWIxUS Utilit	MSWDUUTN	3	0.0	
UGEM	EGShares Utilities GEMS	DJEUT	2	0.0	
Water & Clean Energy					
PHO	PowerShares Water Resour	ZWI	$1,176	$4.5	✓
PBW	PwrShrs WH Clean Energy	ECO	418	3.6	✓
PIO	PowerShares Global Water	PIIWI	363	1.4	
CGW	Guggenheim S&P Glb Water	SPGTAQUA	248	1.2	
PBD	PwrShrs Glb Clean Energy	NEX	178	0.7	
TAN	Guggenheim Solar	SUNIDX	152	5.8	✓
PZD	PowerShares Cleantech	CTIUS	148	0.4	
GEX	Mkt Vec Glb Alt Energy	AGIXLT	124	1.6	✓
FIW	First Trust ISE Water	HHO	69	0.5	✓
ICLN	iShares S&P Glb Clean Ener	SPGTCLTR	66	0.6	
PUW	PwrShrs WH Progr Energy	WHPRO	63	0.4	
FAN	First Trust Glb Wind Ener	GWE	54	0.8	
QCLN	First Trust NQ Green Energy	CELS	34	0.1	
EVX	Mkt Vec Environment Svcs	AXENV	32	0.1	
KWT	Market Vectors Solar Ener	SOLRXT	27	0.9	✓
PWND	PwrShrs Global Wind Energy	QWND	23	0.1	
INTERNATIONAL					
Global					
EFA	iShares MSCI EAFE	NDDUEAFE	$38,572	$1,114.0	✓
VEU	Vanguard FTSE All-Wrld xUS	FTR1WXUS	7,362	44.5	✓
VEA	Vanguard Europe Pacific	NDDUEAFE	7,064	77.9	✓
ACWI	iShares MSCI ACWI	NDUEACWF	1,882	21.9	
SCZ	iShares MSCI EAFE SC	NCUDEAFE	1,534	12.3	✓
EFG	iShares MSCI EAFE Growth	NDUGEAFF	1,401	5.6	✓
EFV	iShares MSCI EAFE Value	NDUVEAFF	1,378	6.7	✓
VSS	Vanguard FTSE AWxUS SC	FSMUGXUS	1,038	5.3	
IOO	iShares S&P Global 100	SPTR100N	1,023	8.6	✓
VT	Vanguard Total World	FTAW01	999	4.8	
ACWX	iShares MSCI ACWI ex US	NDUEACWZ	976	6.2	
GWX	SPDR S&P Intl SC	STBMWUU2	949	4.8	
SCHF	Schwab International Equity	FTAD02	689	5.1	✓
TOK	iShares MSCI Kokusai	NDDUKOK	638	1.1	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.
INTERNATIONAL (continued)					
Global (continued)					
CWI	SPDR MSCI ACWI ex-US	NDUEACWZ	448	1.4	
VXUS	Vanguard Total Intl Stock	MIMUAWUN	192	2.6	
SCHC	Schwab Intl Small-Cap	GPSCW6U	175	1.6	✓
DGT	SPDR DJ Global Titans	DJGTR	146	1.0	
GWL	SPDR S&P World ex-US	SCRTWU	140	0.6	
ADRD	BLDRS DM 100 ADR	BKTDM	74	0.2	
IFSM	iShares FTSE Dev SC ex NA	SD12X	46	0.4	
MDD	SPDR S&P Intl MC	SPBMUMUP	44	0.2	
EWEF	Rydex MSCI EAFE EW	M2EAEWGT	16	0.3	
XGC	Guggenheim Intl SC	BKSCPT	10	0.1	
EWAC	Rydex MSCI ACWI EW	M2EAEWGT	6	0.1	
DBEF	db-X MSCI EAFE Crncy-Hdg	M0EFHUSD	5	0.0	
EEN	Gugghm EW Euro-Pac LDR	BKEPA	3	0.0	
Asia Pacific					
EWJ	iShares MSCI Japan	NDDUJN	$7,856	$419.5	✓
EPP	iShares MSCI Pacific ex-JP	NDDUPFXJ	3,883	50.0	✓
EWA	iShares MSCI Australia	NDDUAS	3,127	112.1	✓
EWH	iShares MSCI Hong Kong	NDDUHK	2,105	96.3	✓
AAXJ	iShares MSCI AC Asia ex JP	NDUECAXJ	1,889	37.2	✓
EWS	iShares MSCI Singapore	MXSG	1,854	42.0	✓
VPL	Vanguard Pacific	MXPC	1,657	9.1	
AIA	iShares S&P Asia 50	SPA50	231	2.2	
JSC	SPDR Russ/Nom Japan SC	RNSCI	132	1.9	
ENZL	iShares MSCI NZ Inves Mkt	MIMUNZLN	122	1.2	
ITF	iShares S&P/TOPIX 150	SPTR150N	108	0.8	
SCJ	iShares MSCI Japan SC	NCUAJN	71	1.1	
ADRA	BLDRS Asia 50 ADR	BKTAS	42	0.2	
KROO	IQ Australia SC	IQSMAUST	32	0.5	
JPP	SPDR Russ/Nom Prime JP	RNPRI	16	0.2	
DBJP	db-X MSCI Japan Crncy-Hdg	M0JPHUSD	5	0.1	
RSUN	IQ Japan MC	IQMDJPN	2	0.1	
HKK	IQ Hong Kong SC	IQSMHKK	2	0.1	
Europe					
EWG	iShares MSCI Germany	NDDUGR	$3,552	$104.8	✓
VGK	Vanguard European	NDDUE15	3,459	63.6	✓
IEV	iShares S&P Europe 350	SPTR350N	1,347	15.3	✓
EWU	iShares MSCI UK	NDDUUK	1,266	37.3	✓
EZU	iShares MSCI EMU	NDDUEMU	934	20.1	
EWL	iShares MSCI Switzerland	NDDUSZ	562	7.6	
EWD	iShares MSCI Sweden	NDDUSW	553	14.2	
EWQ	iShares MSCI France	NDDUFR	477	9.6	
EWP	iShares MSCI Spain	NDDUSP	210	21.0	✓
EWO	iShares MSCI Austria IMI	MIMUATAN	157	4.8	
FEZ	SPDR EURO STOXX 50	SX5U	156	1.8	
EWN	iShares MSCI Netherl IMI	MIMUNETN	148	4.0	
EWI	iShares MSCI Italy	NDDUIT	118	8.4	✓
EIS	iShares MSCI Israel Capped	MISCNU	112	2.4	
NORW	Global X FTSE Norway	NORWAY30	66	1.6	
EWK	iShares MSCI Belgium IMI	MIMUBELN	43	3.1	
FEU	SPDR STOXX 50	SX5P	38	0.2	
GXF	Global X FTSE Nordic 30	N30X	35	0.5	
ADRU	BLDRS Europe 100 ADR	BKTEUR	22	0.1	
EIRL	iShares MSCI Irelnd Cap IMI	MXIE500I	4	0.1	
EKH	Europe 2001 HOLDRs	EKI	4	0.0	
GERJ	Market Vectors Germany SC	MVGERJTR	4	0.1	
North America					
EWC	iShares MSCI Canada	NDDUCA	$5,610	$105.6	✓
CNDA	IQ Canada SC	IQSMCANT	71	2.6	✓
DBCN	db-X MSCI Canada Crncy-Hdg	M0CAHUSD	5	0.0	
TSXV	GlbX SPTSX Venture 30 Can	VXTU	4	0.1	
Emerging Markets – Global					
VWO	Vanguard Emerging Mkts	NDUEEGF	$49,959	$970.3	✓
EEM	iShares MSCI Emg Mkts	NDUEEGF	38,094	2948.4	✓
EWX	SPDR S&P Emerging SC	SPBMKSUP	796	10.9	
ADRE	BLDRS EM 50 ADR	BKTEM	555	3.0	
SCHE	Schwab Emrg Mkts Equity	FTAG01	439	5.4	✓
GMM	SPDR S&P Emg Mkts	STBMEMU	202	1.6	

*Opt. denotes US listed options trading available on the underlying security.

ETF & ETN Guide Q3 2011 4

EXCHANGE TRADED FUNDS (ETFs) EQUITIES

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
INTERNATIONAL (continued)					
Emerging Markets – Global (continued)					
FRN	Guggenheim Frontier Mkts	BKNFR	197	2.8	
AGEM	EGShares GEMS Composite	DJEEG	30	0.2	
EWEM	Rydex MSCI EM EW	M2EFEWGT	20	0.2	
DBEM	db-X MSCI EM Crncy-Hdg	M0EMHUSD	5	0.0	
EMVX	Global X Russell EM Value	RUREMCVT	3	0.0	
EMGX	Global X Russell EM Growth	RUREMCGT	3	0.0	
Emerging Markets – Regional					
EWZ	iShares MSCI Brazil	NDUEBRAF	$12,213	$1,026.1	✓
FXI	iShares FTSE China 25	XIN0I	6,755	688.9	✓
EWY	iShares MSCI South Korea	MXKR	5,022	248.2	✓
EWT	iShares MSCI Taiwan	NDEUSTW	3,409	182.9	✓
RSX	Market Vectors Russia	DXRPUS	3,109	168.2	✓
ILF	iShares S&P Latin Amer 40	SPTRL40N	2,241	87.6	✓
EWW	iShares MSCI Mexico IMI	NDEUMXF	1,590	161.2	✓
EWM	iShares MSCI Malaysia	NDDUMAF	1,191	32.7	✓
BKF	iShares MSCI BRIC	NDUEBRIC	1,008	9.7	
BRF	Market Vectors Brazil SC	MVBRXTR	923	15.3	✓
ECH	iShares MSCI Chile IMI	MIMUCHLN	873	21.1	✓
GXC	SPDR S&P China	SCRTCN	745	7.0	✓
GMF	SPDR S&P EM Asia Pacific	STBMAEU	708	7.3	
IDX	Market Vectors Indonesia	MVINDOTR	706	12.2	
EEB	Guggenheim BRIC	BKBRIC	636	5.5	✓
THD	iShares MSCI Thailand	MIMUTHAN	606	17.2	
EZA	iShares MSCI South Africa	NDEUSSA	588	20.5	✓
TUR	iShares MSCI Turkey	MIMUTURN	568	21.9	
BIK	SPDR S&P BRIC 40	SPTRBRIC	524	3.6	
PIN	PowerShares India	III	515	12.3	✓
EPU	iShares MSCI All Peru	MXPECAPD	446	25.5	✓
PGJ	PwrShr Golden Dragon China	HXC	365	2.3	✓
EPOL	iShares MSCI Poland IMI	MXPL	301	4.9	
HAO	Guggenheim China SC	ACNSC	284	5.3	✓
VNM	Market Vectors Vietnam	MVVNMTR	268	4.9	
INDY	iShares S&P India Nifty 50	BXTRNIFT	228	3.0	✓
GUR	SPDR S&P Emerging Europe	STBMEECQ	223	5.5	✓
EIDO	iShares MSCI Indonesia IMI	MXIDIM	206	8.4	
GML	SPDR S&P EM Lat Amer	SCRTLA	193	3.2	
GXG	Global X/Int FTSE Colombia	COLOM20	189	3.0	
FNI	First Trust ISE Chindia	ICK	147	1.1	✓
GAF	SPDR S&P EM Middle East	STBMMEU	138	1.4	
ERUS	iShares MSCI Russia Capped	MXRU500I	127	2.0	
AFK	Market Vectors-Africa	DJAFKT	106	1.1	
YAO	Guggenheim China All-Cap	ACNACTR	96	0.6	✓
RBL	SPDR S&P Russia	SPCQXRUP	85	3.7	
PLND	Market Vectors Poland	MVPLNDTR	80	1.5	
EGPT	Market Vectors Egypt Index	MVEGPTTR	72	2.9	
EPHE	iShares MSCI Philippines IMI	MIMUPHIN	72	1.5	
EWZS	iShares MSCI Brazil SC	MSLUBRZN	61	0.6	
SCIF	Market Vectors India SC	MVSCIFTR	60	1.4	✓
FCHI	iShares FTSE China HK List	CHI80	54	0.4	
BICK	First Trust BICK	BIQ	54	2.2	
ESR	iShares MSCI EM East Eur	NDUEEMEE	46	1.6	
SCIN	EM Glb Shrs INDXX India SC	ISCIN	38	0.6	
BRAZ	Global X Brazil MC	SOLBRAZ	29	0.4	
MCHI	iShares MSCI China	NDEUCHF	29	0.3	
LATM	Mkt Vect LatAm SC	MVLATMTR	25	0.3	
PMNA	PwrShr MENA Frontier Cntry	QMEA	22	0.2	
MES	Market Vectors Gulf States	DJMEST	22	0.4	
ECNS	iShares MSCI China SC	MSLUCHNN	22	0.3	
PEK	Market Vectors China	SHSZ300	21	0.3	
ASEA	Global X Asean 40	ASEAN40	18	0.3	
SKOR	IQ South Korea SC	IQSMKORT	13	0.4	
AND	Global X FTSE Andean 40	ANDEAN40	7	0.2	
DBBR	db-X MSCI Brazil Crncy-Hdg	M0BRHUSD	5	0.0	
ARGT	Global X FTSE Argentina 20	ARG20	5	0.1	
RSXJ	Market Vectors Russia SC	MVRSXJTR	5	0.2	
TWON	IQ Taiwan SC	IQSMTAIT	4	0.1	
COLX	Market Vectors Colombia	MVCOLXTR	2	0.0	
MEXS	Global X Mex SC	SOLMEXSM	1	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.
LEVERAGED – EQUITIES					
SSO	ProShares Ultra S&P500	SPX	$1,563	$670.2	✓
FAS	Direxion Daily Finan Bull 3X	RGUSFL	1,426	606.9	✓
UYG	ProShares Ultra Financials	DJUSFN	1,038	121.5	✓
QLD	ProShares Ultra QQQ	NDX	767	345.5	✓
TNA	Direxion Daily SC Bull 3X	RTY	582	700.1	✓
URE	ProShares Ultra RealEstate	DJUSRE	501	28.7	✓
ERX	Direxion Daily Ener Bull 3X	RGUSEL	342	205.1	✓
DIG	ProShares Ultra Oil & Gas	DJUSEN	325	71.4	✓
EDC	Direxion Daily EM Bull 3X	MXEF	325	83.7	✓
UYM	ProShares Ultra Basic Mat	DJUSBM	322	60.9	✓
DDM	ProShares Ultra Dow30	INDU	322	67.6	✓
UPRO	ProShares UltraPro SP500	SPX	267	111.3	✓
BGU	Direxion Daily LC Bull 3X	RIY	251	97.5	✓
TYH	Direxion Daily Tech Bull 3X	RGUSTL	206	35.6	✓
UWM	ProShares Ultra R2000	RTY	194	80.5	✓
TQQQ	ProShares UltraPro QQQ	NDX	151	41.4	✓
MVV	ProShares Ultra SP 400	MID	128	16.8	✓
DRN	Direxion Daily RE Bull 3X	RMZ	124	33.4	✓
ROM	ProShares Ultra Technology	DJUSTC	118	4.4	✓
SOXL	Direxion Semicond Bull 3X	SOX	109	23.1	✓
RSU	Rydex 2X S&P 500	SPX	91	3.0	✓
URTY	ProShares UltraPro R2000	RTY	69	17.3	✓
MWJ	Direxion Daily MC Bull 3X	RMC	57	5.4	✓
YINN	Direxion Daily China 3X Bull	BKTCN	55	4.2	✓
USD	ProShares Ultra Semicond	DJUSSC	51	4.2	✓
RXL	ProShares Ultra Health Care	DJUSHC	49	1.1	
SAA	ProShares Ultra S&P600	SML	48	1.7	✓
UDOW	ProShares UltraPro Dow30	INDU	46	9.3	✓
EZJ	ProShares Ultra MSCI Japan	MXJP	42	3.0	
LBJ	Direxion Daily LatAm 3X Bull	SPTRL40N	42	2.5	✓
UXI	ProShares Ultra Industrial	DJUSIN	40	1.8	✓
NUGT	Direxion Gld Mnrs Bull 2X	GDM	35	4.3	✓
UMDD	ProShares UltraPro Mid 400	MID	34	2.9	✓
EET	ProShares Ultra MSCI EM	MXEF	31	1.4	✓
XPP	ProShares Ultra FTSE China	XINOU	31	2.9	✓
DZK	Direxion Daily DM Bull 3X	MXEA	29	1.6	✓
BIB	ProShr Ult Nasdaq Biotech	NBI	27	0.7	
INDL	Direxion India Bull 2X	III	26	1.4	
UKW	ProShares Ultra RussMC Gro	RDG	25	0.5	
UKK	ProShares Ultra R2000 Gro	RUO	25	1.2	
UGE	ProShares Ultra Cons Goods	DJUSNC	18	0.3	
UVT	ProShares Ultra R2000 Val	RUJ	18	0.3	
UKF	ProShares Ultra R1000 Gro	RLG	17	0.2	
UBR	ProShares Ultra MSCI Braz	MXBR	17	0.6	
UPW	ProShares Ultra Utilities	DJUSUT	15	0.3	
UCC	ProShares Ultra Cons Svcs	DJUSCY	13	0.2	
GASL	Direxion Nat Gas Bull 2X	FUM	10	0.5	✓
UVU	ProShares Ultra RussMC Val	RMV	9	0.2	
UWC	ProShares Ultra R3000	RAY	9	0.1	
EFO	ProShares Ultra MSCI EAFE	MXEA	9	0.2	
UVG	ProShares Ultra R1000 Val	RLV	7	0.1	
MATL	Direxion Basic Mat Bull 3X	IXB	7	0.2	
RETL	Direxion Retail Bull 2X	RU1SSRTL	6	0.1	
BRIL	Direxion BRIC Bull 2X	BKBRIC	6	0.2	
COWL	Direxion Agribus Bull 3X	DXAG	6	0.3	
LTL	ProShares Ultra Telecomm	DJSTEL	5	0.2	
RUSL	Direxion Russia Bull 3X	DXRPUS	5	0.2	
KRU	ProShares Ult KBW Reg Bank	KRX	4	0.2	
CURE	Direxion HlthCr Bull 3X	IXV	4	0.1	
UXJ	ProShr Ult MSCI Pac ex JP	MXPCJ	4	0.1	
UPV	ProShr Ultra MSCI Europe	MXEU	4	0.1	
UMX	ProShr Ultra MSCI Mex IMI	MZMXI	2	0.0	

*Opt. denotes US listed options trading available on the underlying security.

ETF & ETN Guide Q3 2011 | 5

EXCHANGE TRADED FUNDS (ETFs) EQUITIES

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
INVERSE – EQUITIES					
SDS	ProShares UltraShort SP500	SPX	$2,141	$516.9	✓
SH	ProShares Short S&P500	SPX	1,675	94.8	✓
TZA	Direxion Daily SC Bear 3X	RTY	828	518.6	✓
FAZ	Direxion Daily Finan Bear 3X	RGUSFL	716	393.8	✓
QID	ProShares UltraShort QQQ	NDX	704	271.3	✓
TWM	ProShares UltraShort R2000	RTY	448	154.8	✓
RWM	ProShares Short R2000	RTY	419	28.7	✓
SPXU	ProShares UltPro Shrt SP500	SPX	343	87.1	✓
DXD	ProShares UltraShort Dow30	INDU	334	38.6	✓
SKF	ProShares UltraShort Finan	DJUSFN	329	92.8	✓
PSQ	ProShares Short QQQ	NDX	246	25.3	✓
DOG	ProShares Short Dow30	INDU	234	22.4	✓
EUM	ProShares Short MSCI EM	MXEF	222	4.0	
BGZ	Direxion Daily LC Bear 3X	RIY	195	64.7	✓
FXP	ProShares UltSh FTSE China	FXTID	184	13.5	✓
SRS	ProShares UltSh Real Est	DJUSRE	174	21.5	✓
SMN	ProShares UltSh Basic Mat	DJUSBM	134	16.4	✓
EFZ	ProShares Short MSCI EAFE	MXEA	122	3.5	
EEV	ProShares UltSh MSCI EM	MXEF	119	20.3	✓
SEF	ProShares Short Financials	DJUSFN	113	2.3	✓
DUG	ProShares UltSh Oil & Gas	DJUSEN	105	33.5	✓
EDZ	Direxion Daily EM Bear 3X	MXEF	103	35.6	✓
ERY	Direxion Daily Ener Bear 3X	RGUSEL	92	38.5	✓
SQQQ	ProShares UltraPro Shrt QQQ	NDX	92	25.0	✓
SRTY	ProShares UltraPro Shrt R2	RTY	62	9.5	✓
SBB	ProShares Short S&P 600	SML	58	0.9	
EPV	ProShares UltSh MSCI Eur	MXEU	55	3.0	✓
RSW	Rydex Inverse 2X S&P 500	SPX	53	2.2	✓
MYY	ProShares Short SP 400	MID	49	2.2	
SDOW	ProShares UltraPro Shrt D30	INDU	40	8.2	✓
TYP	Direxion Daily Tech Bear 3X	RGUSTL	40	9.3	✓
DRV	Direxion Daily RE Bear 3X	RMZ	35	8.4	✓
EWV	ProShares UltSh MSCI Japan	MXJP	33	4.6	✓
MZZ	ProShares UltraSh SP 400	MID	27	4.3	✓
SSG	ProShares UltSh Semicond	DJUSSC	24	3.2	✓
KRS	ProShares Short KBW Reg Bk	KRX	24	0.6	
SOXS	Direxion Semicond Bear 3X	SOX	23	8.4	✓
REK	ProShares Shrt Real Estate	DJUSRE	23	0.5	
SDD	ProShares UltraShort SP 600	SML	20	0.8	
BZQ	ProShares UltSh MSCI Brazil	MXBR	16	1.2	✓
EFU	ProShares UltSh MSCI EAFE	MXEA	16	0.6	✓
DDG	ProShares Short Oil & Gas	DJUSEN	16	0.4	
DPK	Direxion Daily DM Bear 3X	MXEA	15	1.5	✓
REW	ProShares UltSh Technology	DJUSTC	15	1.9	✓
YANG	Direxion Daily China 3X Bear	BKTCN	14	0.9	✓
SCC	ProShares UltSh Cons Svcs	DJUSCY	13	0.4	
SKK	ProShares UltSh R2000 Gro	RUO	13	0.5	
MWN	Direxion Daily MC Bear 3X	RMC	11	1.0	✓
DUST	Direxion Gld Mnrs Bear 2X	GDM	11	3.5	✓
YXI	ProShares Shrt FTSE China	XINOU	11	0.3	
SIJ	ProShares UltSh Industrial	DJUSIN	10	0.3	✓
SMDD	ProShares UltraPro Shrt SP4	MID	10	1.1	✓
SZK	ProShares UltSh Cons Good	DJUSNC	7	0.1	
SJH	ProShares UltSh R2000 Val	RUJ	6	0.2	
SBM	ProShares Shrt Basic Mat	DJUSBM	5	0.3	
SFK	ProShares UltSh R1000 Gro	RLG	4	0.1	
SDP	ProShares UltShrt Utilities	DJUSUT	4	0.1	
INDZ	Direxion DIndia Bear 2X	III	4	0.4	
TOTS	Direxion Total Mkt Bear 1X	MSCIBM	4	0.0	
SICK	Direxion HlthCr Bear 3X	IXV	4	0.0	
MATS	Direxion Basic Mat Bear 3X	IXB	3	0.0	
COWS	Direxion Agribus Bear 3X	DXAG	3	0.0	
LHB	Direxion Daily LatAm 3X Bear	SPTRL40N	3	0.3	✓
RXD	ProShares UltSh HealthCare	DJUSHC	3	0.1	
RUSS	Direxion Russia Bear 3X	DXRPUS	3	0.0	
BRIS	Direxion BRIC Bear 2X	BKBRIC	3	0.0	
SDK	ProShares UltSh RussMCGr	RDG	3	0.1	
JPX	ProShares UltSh MSCI PxJP	MXPCJ	3	0.1	
SMK	ProShares UltSh MSCI Mex	MZMXI	2	0.1	
RETS	Direxion Retail Bear 2X	RU15SRTL	2	0.1	
SJF	ProShares UltSh R1000 Val	RLV	2	0.1	
TLL	ProShares UltSh Telecomm	DJSTEL	2	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.
INVERSE – EQUITIES (continued)					
GASX	Direxion Nat Gas Bear 2X	FUM	2	0.1	✓
BIS	ProShr UltShrt Nsdq Biotech	NBI	2	0.1	
SJL	ProShares UltSh Russ MCVa	RMV	2	0.0	
TWQ	ProShares UltraShort R3000	RAY	1	0.1	
DIVIDEND					
Domestic					
VIG	Vanguard Div Appreciation	DVG	$6,864	$41.1	✓
DVY	iShares DJ Select Dividend	DJDVY	6,589	36.8	✓
SDY	SPDR S&P Dividend	SPHYDA	6,030	38.8	✓
VYM	Vanguard High Div Yield	FTYLD	1,468	7.4	✓
DLN	WisdomTree LC Div	WTLDITR	804	4.9	✓
CVY	Guggenheim Multi-Asset	ZAXYH	520	3.4	
DTN	WisdomTree Dividend ex Fin	WTDXFTR	481	3.3	
FVD	First Trust Value Line Div	VLFVD	289	1.4	
DON	WisdomTree MC Div	WTMDITR	279	1.5	
DES	WisdomTree SC Div	WTSDITR	243	1.3	
DHS	WisdomTree Equity Income	WTHYE	219	1.5	
PFM	PowerShares Div Achievers	DAAX	214	1.2	
PEY	PowerShares HY Equity Div	DAY	206	1.1	
DTD	WisdomTree Total Dividend	WTDITR	173	0.7	
FDL	First Trust Mrngstr Div	MDL	172	1.3	
HDV	iShares High Div Equity	MDYFT	87	2.2	
LVL	Guggenheim S&P Glb Div	SPGTGDO	41	0.5	
International					
DEM	WisdomTree EM Equity	WTEMHYTR	$1,751	$16.5	
DGS	WisdomTree EM SC Div	WTEMSCTR	917	8.9	
IDV	iShares DJ EPAC Select Div	DJEPCSDT	574	5.8	
DWX	SPDR S&P Intl Dividend	SPGTDOU	572	4.9	
DXJ	WisdomTree Japan Hedge Div	WTIDJTRH	560	9.8	✓
PID	PowerShares Internat Div	DAT	534	2.0	
DLS	WisdomTree Intl SC Div	WTIDSCTR	447	1.5	
DWM	WisdomTree DEFA	WTIDFATR	442	1.4	
DFJ	WisdomTree Japan SC Div	WTIDJSTR	261	4.1	✓
DOO	WisdomTree Intl Div	WTIDXFTR	164	1.5	
DIM	WisdomTree Intl MC Div	WTIDMCTR	142	0.4	
DOL	WisdomTree Intl LC Div	WTIDLCTR	139	1.1	
DTH	WisdomTree DEFA Eqty Inc	WTIDHYTR	134	0.7	
FGD	First Trust DJ Glb Sel Div	DJGSD	98	1.5	
HGI	Guggenheim Internat Multi	ZAXIH	96	0.3	
DEW	WisdomTree Global Equity	WTGDHYTR	78	0.4	
AXJL	WisdomTree Asia-Pac ex-JP	WTIDAPXT	69	0.6	
DNL	WisdomTree WorldxUS Gro	WTGDXGTR	61	0.5	
AUSE	WisdomTree Australia Div	WTIDAUST	54	0.6	
SDIV	Global X Super Dividend	SOLSDIV	38	3.0	
EDIV	SPDR S&P EM Dividend	SPGTEDUN	32	0.6	
DFE	WisdomTree Europe SC Div	WTIDESTR	27	0.2	
HEDJ	WisdomTree Intl Hedge Eqty	WTIDFTRH	20	0.1	
GULF	WisdomTree Middle East Div	WTEMMETR	19	0.3	
FDD	First Trust STOXX EU Sel Div	SD3L	11	0.1	
ABCS	Guggenheim ABC High Div	BKABCT	5	0.1	

* Opt. denotes US listed options trading available on the underlying security.

ETF & ETN Guide Q3 2011 | 6

EXCHANGE TRADED FUNDS (ETFs)

FICC

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
FIXED INCOME					
US Credit					
LQD	iShares iBoxx Invtmt Grade	IBOXIG	$14,053	$108.5	✓
HYG	iShares iBoxx $ HY Corp	IBOXHY	8,750	123.7	✓
CSJ	iShares BC 1-3 Year Credit	LD01TRUU	8,327	51.1	✓
JNK	SPDR BC High Yield Bond	LHVLTRUU	7,146	125.4	✓
CIU	iShares BC Interm Credit	LUICTRUU	3,639	23.6	
VCSH	Vanguard ST Corporate	na	1,730	14.7	
CFT	iShares BC Credit Bond	LUCRTRUU	853	5.3	
VCIT	Vanguard Interm Corporate	na	612	5.4	
PHB	PowerShares Fund HY Corp	RAFIHY	514	5.1	✓
SCPB	SPDR BC Short Term Corp	LF99TRUU	340	3.8	
ITR	SPDR BC Interm Credit	LUICTRUU	194	1.3	
VCLT	Vanguard LT Corporate	na	168	1.3	
BSCD	Guggenheim BulletShr '13 Bd	BSCBD	79	0.6	
BSCC	Guggenheim BulletShr '12 Bd	BSCBC	74	0.5	
CORP	PIMCO Invest Grade Corp Bd	C0A0	74	0.6	
BSCE	Guggenheim BulletShr '14 Bd	BSCBE	67	0.5	
BSCF	Guggenheim BulletShr '15 Bd	BSCBF	42	0.4	
BSCG	Guggenheim BulletShr '16 Bd	BSCBG	39	0.4	
LWC	SPDR BC LT Credit	LULCTRUU	37	0.2	
BSJD	Guggenheim BulltShr '13 HY	BSJKD	36	0.4	
HYS	PIMCO 0-5 Year HY Corp Bd	HUCD	35	1.8	
BSCB	Guggenheim BulletShr '11 Bd	BSCBB	34	0.3	
BSJC	Guggenheim BulltShr '12 HY	BSJKC	33	0.4	
BSCH	Guggenheim BulletShr '17 Bd	BSCBH	29	0.5	
CLY	iShares 10+Yr Credit	B9A0	27	0.3	
BSJE	Guggenheim BulltShr '14 HY	BSJKE	23	0.3	
BSJF	Guggenheim BulltShr '15 HY	BSJKF	20	0.3	
CBND	SPDR BC Issuer Scored CB	ISCUTRUU	12	0.1	
US Government					
TIP	iShares BC TIPS	LBUTTRUU	$21,280	$89.3	✓
SHY	iShares BC 1-3 Year Treas	LT01TRUU	8,436	89.9	✓
SHV	iShares BC Short Treasury	LT12TRUU	4,388	23.0	
IEF	iShares BC 7-10 Year Treas	LT09TRUU	3,385	94.3	✓
TLT	iShares BC 20+ Year Treas	LT11TRUU	3,049	830.7	✓
IEI	iShares BC 3-7 Year Treas	LT13TRUU	1,704	16.7	✓
STPZ	PIMCO 1-5 Year US TIPS	GVQI	1,195	9.5	
BIL	SPDR BC 1-3 Month T-Bill	LD12TRUU	789	26.1	
IPE	SPDR Barclays Capital TIPS	BCIT1T	453	2.9	
PLW	PwrShrs 1-30 Ladder Treas	MRTSYA	287	0.8	
LTPZ	PIMCO 15+ Year US TIPS	G8QI	266	3.2	
TLH	iShares BC 10-20 Yr Treas	LT10TRUU	257	3.4	
ITE	SPDR BC Interm Treasury	LT08TRUU	216	1.1	
SCHP	Schwab US TIPs	na	212	2.5	✓
STIP	iShares BC 0-5 Yr TIPS Bnd	LTPSTRUU	180	2.2	
SCHO	Schwab Short-Term US Treas	na	156	2.1	✓
VGSH	Vanguard ST Govt	na	140	1.2	
EDV	Vanguard Extend Dur Treas	na	136	1.9	
TUZ	PIMCO 1-3 Yr US Treas	G1O2	107	0.7	
SCHR	Schwab Inter-Term US Treas	na	66	0.9	✓
TIPZ	PIMCO Broad US TIPS	G0QI	57	0.4	
VGIT	Vanguard Interm Govt	na	50	0.5	
ZROZ	PIMCO 25+Yr Zero Coup US	STPL	43	1.2	
VGLT	Vanguard LT Govt	na	28	0.9	
TLO	SPDR BC Long-Term Treas	LUTLTRUU	23	0.3	
FIVZ	PIMCO 3-7 Yr US Treasury	G3OC	21	0.4	
TRSY	PIMCO Broad US Treasury	G0QL	10	0.0	
TENZ	PIMCO 7-15 Year US Treas	G8OC	9	0.2	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.
FIXED INCOME (continued)					
Aggregate & Other					
AGG	iShares BC Aggregate Bond	LBUSTRUU	$12,019	$83.1	✓
BND	Vanguard Total Bond Mkt	LBUSTRUU	10,363	67.1	✓
BSV	Vanguard Short-Term Bond	LD04TRUU	6,558	41.5	
MBB	iShares BC MBS	LD10TRUU	2,789	19.5	✓
BIV	Vanguard Interm Bond	LD03TRUU	2,177	12.2	✓
CWB	SPDR BC Convertible Bond	na	920	11.6	
BAB	PowerShares Build America	BABS	660	4.7	
GVI	iShares BC Interm Gov/Cred	LF97TRUU	604	3.0	
ALD	WisdomTree Asia Local Debt	na	493	8.7	
BLV	Vanguard Long-Term Bond	LGCSTRUU	383	2.8	
AGZ	iShares BC Agency Bond	LUAASIUU	366	3.4	
LAG	SPDR BC Aggregate Bond	LBUSTRUU	267	1.8	
BKLN	PwrShr Senior Loan Portfol	SPBDLLB	187	3.8	
GBF	iShares BC Govemt/Credit	LUGCTRUU	110	0.4	
VMBS	Vanguard MBS	na	57	0.4	
MBG	SPDR BC MBS	LUMSTRUU	38	0.3	
BABS	SPDR Nuveen BC Build Amer	LBABTRUU	31	0.3	
FLOT	iShares Floating Rate Note	BFUSTRUU	25	2.4	
GLJ	iShares 10+Yr Govt/Credit	B9A0	21	0.1	
GSY	Guggenheim Enh UltraSh	LD12TRUU	15	0.1	
CVRT	PowerShare Convert Sec	VXA0R	10	0.1	
FLTR	Mkt Vect Invt Gr Float Rate	MVFLTR	10	0.2	
GIY	Guggenheim Enh Core Bond	LBUSTRUU	5	0.0	
GMTB	Grail McDonnell Core Taxable	na	5	0.0	
International					
EMB	iShares JPM USD EM Bond	JPEICORE	$3,024	$27.7	
BWX	SPDR BC Internat Treas	LTXUTRUU	1,545	11.3	✓
WIP	SPDR DB Int Gov Infl Prot	DBLNDILS	1,352	10.1	
PCY	PwrShrs EM Sovereign Debt	DBLQBLTR	1,161	11.0	✓
ELD	WisdomTree EM Local Debt	na	963	11.8	
EMLC	Market Vectors EM Local Curr	GBIEMCOR	439	4.0	
BWZ	SPDR BC ST Intl Treasury	LGT3TRUU	255	1.6	
IGOV	iShares SP/Citi Intl Treas	SPBDXUTR	239	1.6	
ISHG	iShares SP/Citi 1-3 Intl Treas	SPBDXU3T	223	1.6	
PICB	PwrShr Intl Corp Bond	SPBDICBT	58	0.6	
IBND	SPDR BC Intl Corp Bond	BG18TRUU	58	0.8	
EBND	SPDR BC EM Local Bond	BLCDTRUU	32	0.4	
GTIP	iShares Glb Inflation-Link	W0DI	10	0.3	
ITIP	iShares Intl Inflation-Link	WXDI	10	0.3	
BONO	Mkt Vect LatAm Agg Bond	LATS	8	0.1	
Municipal					
MUB	iShares S&P Natl AMT-Free	SPMUNUST	$2,165	$17.4	✓
SHM	SPDR Nuveen BC ShrtTrm	LMM1TR	1,311	7.6	
TFI	SPDR Nuveen BC Muni Bond	LMMITR	871	4.8	✓
PZA	PwrShrs Insured Natl Muni	UPCM	506	3.8	✓
SUB	iShares S&P STNatlAMT-Fr	SPMUSYRT	436	2.8	
PVI	PwrShrs VRDO Tax Fr Wkly	BBUSVWFT	431	3.7	
HYD	Market Vectors HY Muni	LMEHTR	260	2.4	
ITM	Market Vectors Interm Muni	LMT2TR	243	1.5	
CMF	iShares S&P CA AMT-Free	SPMUNCAT	190	1.1	
SMB	Market Vectors Short Muni	LMT1TR	101	0.6	
MUNI	PIMCO Intermediate Muni	na	96	0.6	
NYF	iShares S&P NY AMT-Free	SPMUNNYT	85	0.8	
CXA	SPDR Nuveen BC Calif Muni	LMM2TR	73	0.5	
MLN	Market Vectors Long Muni	LMT3TR	58	0.5	
HYMB	SPDR Nuveen S&P HY Muni	SPMUHT	45	0.2	
PZT	PwrShrs Insured NY Muni	UPNY	37	0.1	
PRB	Market Vectors Pre-Ref	LMPETR	35	0.2	
PWZ	PwrShrs Insured CA Muni	UPCC	35	0.3	
MUAA	iShares 2012 S&P AMT-Free	SPMUS12T	33	0.2	
MUAB	iShares 2013 S&P AMT-Free	SPMUS13T	33	0.2	
MUAC	iShares 2014 S&P AMT-Free	SPMUS14T	31	0.2	
MUAF	iShares 2017 S&P AMT-Free	SPMUS17T	29	0.2	
MUAD	iShares 2015 S&P AMT-Free	SPMUS15T	26	0.1	
INY	SPDR Nuveen BC NY Muni	LMM3TR	25	0.1	
MUAE	iShares 2016 S&P AMT-Free	SPMUS16T	21	0.1	
VRD	SPDR Nuveen S&P VRDO	SPMUVRDO	9	0.1	
GMMB	Grail McDonnell Interm	na	5	0.0	

*Opt. denotes US listed options trading available on the underlying security.

ETF & ETN Guide Q3 2011 | 7

EXCHANGE TRADED FUNDS (ETFs)

FICC

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
COMMODITIES					
GLD	SPDR Gold Shares	GOLDLNPM	$60,303	$2,117.2	✓
SLV	iShares Silver Trust	SLVRLN	10,936	1,856.3	✓
IAU	iShares Gold Trust	GOLDS	7,262	75.9	✓
DBC	PowerShares DB Commodity	DBLCIX	6,168	76.3	✓
DBA	PowerShares DB Agriculture	DBAGIX	3,108	96.9	✓
UNG	United States Natural Gas	NGUSHHUB	1,852	156.5	✓
GSG	iShares S&P GSCI Comm	SPGSCITR	1,559	20.1	✓
SGOL	ETFS Gold Trust	GOLDLNPM	1,460	26.0	✓
USO	United States Oil	USCRWTIC	1,305	610.8	✓
PALL	ETFS Palladium Trust	PLDMLNPM	769	19.0	
GCC	GreenHaven Commodity	CCITR	752	7.9	✓
PPLT	ETFS Platinum Trust	PLTMLNPM	727	12.5	
SIVR	ETFS Silver Trust	SLVRLN	620	28.4	✓
DBO	PowerShares DB Oil	DBOLIX	588	19.5	✓
DBB	PowerShares DB Base Met	DBBMIX	584	6.8	✓
DBP	PwrShrs DB Precious Metals	DBPMIX	570	10.3	✓
USCI	US Commodity Index	SDCITR	478	8.4	
DGL	PowerShares DB Gold	DGLDIX	327	3.7	✓
GLTR	ETFS Physical Prec Metal	na	238	4.5	
USL	United States 12 Month Oil	CLA	214	4.6	✓
DBE	PowerShares DB Energy	DBENIX	207	4.6	✓
DBS	PowerShares DB Silver	DBSLIX	163	11.1	✓
CRBQ	Jefferies TR/J CRB GlbComm	CRBQX	138	1.6	✓
UGA	United States Gasoline	XBA	134	6.8	✓
CORN	Teucrium Corn Fund	TCORN	125	7.1	✓
WITE	ETFS White Metals Basket	na	62	1.8	
AGOL	ETFS Asian Gold Trust	na	62	0.6	
BNO	US Brent Oil Fund	na	54	5.3	✓
UNL	US 12 Month Natl Gas	na	35	0.7	✓
UHN	United States Heating Oil	HOA	7	0.2	
CRUD	Teucrium Crude Oil Fund	na	5	0.2	✓
NAGS	Teucrium Natural Gas Fund	TNAGS	2	0.1	
CURRENCIES					
UUP	PowerShares DB USD Bull	USDUPX	$1,090	$88.4	✓
FXC	CurrencyShares CAD	CAD	954	28.0	✓
FXF	CurrencyShares CHF	CHF	894	17.8	✓
FXA	CurrencyShares AUD	AUD	842	21.8	✓
CYB	WisdomTree Dreyfus CNY	CNY	701	6.9	✓
CEW	WisdomTree EM Curr	na	588	6.6	✓
BZF	WisdomTree Dreyfus BRL	BRL	450	4.6	✓
FXE	CurrencyShares Euro	EUR	419	197.2	✓
DBV	PwrShrs DB G10 Curr	DBCFHX	384	3.5	✓
FXY	CurrencyShares JPY	JPY	160	25.4	✓
UDN	PowerShares DB USD Bear	USDDNX	152	5.8	✓
FXS	CurrencyShares SEK	SEK	121	3.0	✓
FXB	CurrencyShares GBP	GBP	103	8.3	✓
CCX	WisdTree Dreyfus Comm	na	63	2.1	
BNZ	WisdomTree Dreyfus NZD	NZD	38	0.7	✓
FXM	CurrencyShares MXP	MXP	30	0.5	✓
ICN	WisdomTree Dreyfus INR	INR	22	0.3	✓
EU	WisdomTree Dreyfus EUR	EUR	10	0.1	✓
SZR	WisdomTree Dreyfus ZAR	ZAR	9	0.3	
JYF	WisdomTree Dreyfus JPY	JPY	6	0.1	✓
XRU	CurrencyShares RUB	RUB	5	0.2	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.
LEVERAGED – FICC					
AGQ	ProShares Ultra Silver	SLVRLN	$920	$429.2	✓
UCO	ProShares Ult DJ-UBS Oil	DJUBSCL	346	115.8	✓
UGL	ProShares Ultra Gold	GOLDLNPM	302	23.8	✓
UST	ProShares Ultra 7-10 Treas	LT09TRUU	58	1.2	
UCD	ProShares Ult DJ-UBS Comm	DJUBS	17	0.4	
TMF	Direxion 20Y+ Treas Bull 3X	AXTWEN	15	5.6	✓
UBT	ProShares Ultra 20+ Treas	LT11TRUU	13	3.2	✓
TYD	Direxion 7-10Y Tres Bull 3X	AXSVTN	12	2.0	✓
ULE	ProShares Ultra Euro	EUR	8	0.4	✓
IGU	ProShrs Ult Invt Grd Corp	IBOXIG	4	0.3	
UJB	ProShares Ult High Yield	IBOXHY	4	0.2	
LBND	PwrShrs DB 3X Lng 25+ Trea	DBBNDL	4	0.0	
YCL	ProShares Ultra Yen	JPY	3	0.3	
INVERSE – FICC					
TBT	ProShares UltSh 20+ Treas	LT11TRUU	$5,679	$433.1	✓
TBF	ProShares Short 20+ Treas	LT11TRUU	1,042	19.4	✓
EUO	ProShares UltraSh Euro	EUR	677	32.4	✓
ZSL	ProShares UltSh Silver	SLVRLN	629	195.2	✓
PST	ProShares UltSh 7-10 Treas	LT09TRUU	485	7.1	✓
TMV	Direxion 20Y+ Treas Bear 3X	AXTWEN	474	42.0	✓
YCS	ProShares UltraSh Yen	JPY	354	14.9	✓
SCO	ProShares UltSh DJ-UBS Oil	DJUBSCL	171	68.3	✓
GLL	ProShares UltraSh Gold	GOLDLNPM	89	10.3	✓
TYO	Direxion 7-10Y Tres Bear 3X	AXSVTN	74	1.6	✓
SJB	ProShares Short High Yield	IBOXHY	27	1.3	✓
CMD	ProShrs UltSh DJ-UBSComm	DJUBS	26	2.3	
SBND	PwrShr DB 3X Shrt 25+ Treas	DBBNDS	18	0.5	
DNO	United States Short Oil	na	12	1.0	✓
SAGG	Direxion Ttl Bnd Mkt Bear	LBUSTRUU	10	0.4	
TBX	ProShares Short 7-10 Treas	LT09TRUU	8	0.2	
TBZ	ProShr UltShrt 3-7 Treas	LT13TRUU	5	0.1	
IGS	PrShr Shrt Invt Grade Corp	IBOXIG	4	0.2	✓
TYNS	Direxion 7-10 Yr Treas Bear	AXSVTN	4	0.2	
TYBS	Direxion 20+ Yr Treas Bear	AXTWEN	4	0.2	
TPS	ProShares UltraShort TIPS	LBUTTRUU	3	0.2	

*Opt. denotes US listed options trading available on the underlying security.

ETF & ETN Guide Q3 2011 | 8

EXCHANGE TRADED FUNDS (ETFs)

SPECIALTY

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
ACTIVE					
MINT	PIMCO Enhan Short Matur	SBMMTB3	$1,263	$14.8	
WDTI	WisdomTree Mng'd Fut Strat	na	200	2.7	
GTAA	Cambria Global Tactical	na	182	1.9	
ALT	iShares Diversified Alt	na	127	1.1	
HDGE	The Active Bear	na	52	2.1	
HYLD	Peritus High Yield	na	44	0.6	
SMMU	PIMCO Short Term Muni Bon	na	28	0.2	
BABZ	PIMCO Build Amer Bd Strat	LBABTRUU	28	0.3	
PAO	PwrShrs Rvrfrnt Tact Bal Gr	RTBGA	28	0.2	
PCA	PwrShrs Rvrfrnt Tact Gr&Inc	RTGIA	24	0.1	
PSR	PwrShrs Active US RE	FNER	24	0.3	
ONEF	One Fund	na	13	0.1	
PLK	PwrShrs Active Low Durat	na	11	0.1	
PQY	PwrShrs Active AlphaQ	na	11	0.4	
RWG	RP Focused LC Growth	na	10	0.1	
PTO	PwrShrs Ibbotson Alt Compl	RTGIA	9	0.0	
GRV	Mars Hill Glb Relative Value	MXWO	9	0.3	
AADR	WCM/BNY Mellon Focs Gro ADR	na	9	0.1	
PMA	PwrShrs Active Mega-Cap	na	5	0.1	
PQZ	PwrShrs Active Multi Cap	na	4	0.0	
GVT	Grail Amer Beacon LC Value	RIY	3	0.0	
RPX	RP Growth	na	2	0.0	
FUNDAMENTAL					
EPI	WisdomTree India Earnings	WTIND	$1,325	$72.0	✓
PRF	PowerShares FR US 1000	FR10	1,208	5.1	
PXH	PwrShrs FTSE RAFI EM	FREM	528	3.0	
PRFZ	PowerShares FR US 1500	FR15US	393	2.8	
PXF	PowerShares FR DM ex US	FRX1X	320	2.1	
RWL	RevenueShares Large Cap	na	199	1.3	✓
RWK	RevenueShares Mid Cap	na	144	1.1	
EES	WisdomTree SC Earnings	WTSEITR	143	1.0	
EZM	WisdomTree MC Earnings	WTMEITR	132	1.1	
RWJ	RevenueShares SC	na	132	0.9	
PXMG	PowerShares Fundam MC Gro	ILJ	114	0.5	
PAF	PwrShrs FR Asia Pac x JP	FRDAPXJ	79	0.5	
PDN	PwrShr FR DM x US SmMid	FRSDXUS	76	1.4	
RTR	RevenueShares ADR	SPADR	69	0.4	
PXSV	PowerShares Fundam SC Val	ILZ	67	0.3	
EPS	WisdomTree Earnings 500	WTEPSTR	64	0.3	
PXSG	PowerShares Fundam SC Gro	ILK	59	2.3	✓
EXT	WisdomTree Total Earnings	WTEI	49	0.5	
PXMV	PowerShares Fundam MC Val	ILP	33	0.1	
PXLC	PowerShares Fundam LC	IEB	32	0.1	
EZY	WisdomTree LC Value	WTEILVTR	26	0.1	
PXMC	PowerShares Fundam MC	IEK	22	0.1	
ROI	WisdomTree LC Growth	WTLGITR	20	0.1	
PXSC	PowerShares Fundam SC	IEY	17	0.1	
GRPC	Russell GARP	RU1GRPTR	10	0.3	
EQIN	Russell Equity Income	RU1EQITR	10	0.2	
PXLV	PowerShares Fundam Lrg Val	na	7	0.3	
CONG	Russell Consistent Growth	RU1COGTR	5	0.5	
AGRG	Russell Aggressive Growth	RU1AGGTR	5	0.1	
LWPE	Russell Low P/E	RU1LPETR	5	0.1	
CNTR	Russell Contrarian	RU1CNTTR	5	0.0	
PXLG	PowerShares Fundam Lrg Gro	na	2	0.1	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.
LIFE CYCLE & ALLOCATION					
AOR	iShares S&P Growth Alloc	SPTGGUT	$111	$0.7	
AOM	iShares S&P Moderate Alloc	SPTGMUT	96	0.6	
AOA	iShares S&P Aggress Alloc	SPTGAUT	84	0.6	
AOK	iShares S&P Cons Alloc	SPTGCUT	63	0.5	
TDH	TDX Independence 2020	TDAXTW	37	0.1	
TDN	TDX Independence 2030	TDAXTH	34	0.1	
TDV	TDX Independence 2040	TDAXFO	34	0.0	
TZG	iShares S&P Target 2020	SPTGT20T	20	0.1	
TZI	iShares S&P Target 2025	SPTGT25T	19	0.1	
TZV	iShares S&P Target 2040	SPTGT40T	16	0.1	
TDX	TDX Independence In-Target	TDAXIT	16	0.0	
TZE	iShares S&P Target 2015	SPTGT15T	15	0.1	
TDD	TDX Independence 2010	TDAXTN	14	0.0	
TZL	iShares S&P Target 2030	SPTGT30T	14	0.1	
TZD	iShares S&P Target 2010	SPTGT10T	13	0.1	
TGR	iShares S&P Target Retir	SPTGRIT	9	0.1	
TZO	iShares S&P Target 2035	SPTGT35T	7	0.0	
LONG/SHORT					
CSM	ProShares CS 130/30	CS13030	$118	$1.4	✓
RALS	ProShares RAFI Long/Short	RAFILS	20	0.3	
FSG	FctrShr 2X Gld Bll/SPS Br	SPGDESTR	6	0.6	✓
FSU	FctrShr 2X SPS Bll/USD Br	SPNUSDTR	5	0.1	✓
FOL	FctrShr 2X Oil Bll/SPS Br	SPCOESTR	4	1.3	✓
FSA	FctrShr 2X TBnd Bll/SPS Br	na	3	0.1	✓
FSE	FctrShr 2X SPS Bll/TBnd Br	SPUSERPT	2	0.1	✓

*Opt. denotes US listed options trading available on the underlying security.

ETF & ETN Guide Q3 2011 | 9

EXCHANGE TRADED NOTES (ETFs) SPECIALTY

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
QUANTITATIVE					
PDP	PwrShrs Technical Leaders	na	$503	$4.5	
PWV	PowerShares Dyn LC Value	ILW	422	1.9	
FNX	First Trust MC AlphaDEX	DEFIMCCI	319	3.0	
PIE	PwrShrs EM Technical Lead	DWATRDM	288	5.0	
FEX	First Trust LC AlphaDEX	DEFILCCI	274	2.9	
NFO	Guggenheim Insider Sent	SBRIN	211	2.0	
PWB	PowerShares Dyn LC Gro	ILH	192	0.8	
PWC	PowerShares Dyn Market	DYI	173	0.5	
FTA	First Trust LCVal AlphaDEX	DEFILVOI	171	1.5	
FTC	First Trust LCGro AlphaDex	DEFILGOI	141	1.1	
PIZ	PwrShrs DM Tech Lead	DWATRDM	138	1.9	
QAI	IQ Hedge Multi-Strategy	IQHGMST	137	1.2	
FYX	First Trust SC AlphaDEX	DEFISCCI	126	1.2	
PIV	PowerShares SP500 High Qual	SPXQRUT	121	0.8	
FVL	First Trust Value Line 100	VLFVL	76	1.2	
RYJ	Guggenheim RJ SB-1 Equity	RJSBI	75	0.6	
GRES	IQ Global Resources	IQGREST	74	0.9	
SPLV	PwrShrs S&P 500 Low Vol	SPSLVI	66	2.0	
PKW	PowerShares Buyback	DRBX	43	0.3	
FAB	First Trust MultiCap Value	DEFIMCVI	41	0.4	
FDV	First Trust Strat Value	CSVUS	38	0.2	
FAD	First Trust MultiCap Gro	DEFIMCGI	31	0.3	
DEF	Guggenheim Defensive	SBRDE	27	0.2	
MCRO	IQ Hedge Macro Tracker	IQHGMAT	26	0.2	
PFA	PwrShrs Dyn DM Intl Opport	QSGDEV	26	0.2	
PIQ	PwrShrs Dyn MagniQuant	DYH	21	0.0	
HBTA	Russell 1000 High Beta	RU1HBTAT	20	0.2	
LVOL	Russell 1000 Low Volume	RU1LVOLT	20	0.3	
CZA	Guggenheim MC Core	ZAXMC	17	0.2	
DENT	Dent Tactical	na	17	0.1	
FWDD	Madrona Forward Dom	na	17	1.4	
PYH	PwrShrs MStar StkInvst Core	VLINRX	17	0.1	
XRO	Guggenheim Sect Rotat	ZAXSR	16	0.2	
SPHB	PwrShrs S&P 500 High Beta	SPSHBI	16	0.7	
FWDI	Madrona Forward Intl	na	15	1.2	
JCO	JETS Contrarian Opportunity	DJCNTRA	15	0.2	
FWDB	Madrona Forward Glb Bond	na	15	1.2	
SHVY	Russell 2000 High Volume	RU2HVOLT	15	0.2	
RWV	RevShrs Navellier A-100	na	11	0.1	
HVOL	Russell 1000 High Volume	RU1HVOLT	10	0.0	
SHMO	Russell 2000 High Momentum	RU2HMTMT	10	0.1	
HMTM	Russell 1000 High Momentum	RU1HMTMT	10	0.0	
FEM	Frst Trst EM AplhaDEX	DEFIEMCI	9	0.2	
FVI	First Trust VL Eqty Alloc	VLFVI	7	0.1	
FBZ	Frst Trst Brazil AlphaDEX	DEFIBZCI	7	0.2	
FYC	Frst Trst SC Gro AlphaDEX	DEFISCGI	6	0.2	
FNY	Frst Trst MC Gro AlphaDEX	DEFIMDGI	5	0.1	
SLBT	Russell 2000 Low Beta	RU2LBTAT	5	0.0	
SHBT	Russell 2000 High Beta	RU2HBTAT	5	0.0	
SLVY	Russell 2000 Low Volume	RU2LVOLT	5	0.0	
FDT	Frst Trst DM exUS AlphaDEX	DEFIDMCI	5	0.3	
LBTA	Russell 1000 Low Beta	RU1LBTAT	5	0.0	
FJP	Frst Trst Japan AlphaDEX	DEFIJPCI	4	0.0	
FMK	Frst Trst Mega Cap AlphaDEX	DEFIMGCI	4	0.1	
FKO	Frst Trst S Korea AlphaDEX	DEFISKCI	3	0.1	
FPA	Frst Trst AP xJP AlphaDEX	DEFIAPCI	3	0.0	
FLN	Frst Trst LatAm AlphaDEX	DEFILACI	3	0.0	
FEP	Frst Trst Europe AlphaDEX	DEFIEUCI	3	0.0	
FCA	Frst Trst China AlphaDEX	DEFICHCI	3	0.0	
MATH	Meidell Tactical Advantage	na	3	0.0	
FNK	Frst Trst MC Val AlphaDEX	DEFIMDVI	2	0.1	
FYT	Frst Trst SC Val AlphaDEX	DEFISCVI	2	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.
OTHER					
PFF	iShares S&P US Preferred	SPPREF	$8,067	$54.7	✓
PGF	PwrShrs Finan Preferred	WHPSF	1,777	8.3	✓
PGX	PowerShares Preferred	P0P2	1,461	5.9	
AMLP	Alerian MLP	AMZI	1,221	11.5	✓
PSP	PwrShr Listed Private Eqty	GLPEXU	449	3.3	
PCEF	PowerShares CEF Income	CEFX	256	1.8	✓
KLD	iShares MSCI USA EGS Sel So	TFSSIU	173	0.4	
DSI	iShares MSCI KLD 400 Social	TKLD400U	154	0.4	
PSK	SPDR Wells Fargo Preferred	WAGG	121	0.8	
PBP	PwrShrs S&P 500 BuyWrite	BXM	113	0.8	
VIXY	ProShares VIX Shrt Trm Fut	SPVXSPID	51	11.4	✓
PWO	PowerShares Dyn OTC	DYO	37	0.1	
MNA	IQ Merger Arbitrage	IQMNAT	21	0.2	
FPX	First Trust US IPO	IPXO	21	0.3	
CPI	IQ Real Return	IQHGCPIT	13	0.1	
OTP	Gugghm Ocean Tomo Patent	OTPAT	11	0.1	
VIXM	ProShares VIX MdTrm Fut	SPVXMPID	11	2.1	✓
OTR	Gugghm Ocean Tomo Growth	OTPATG	6	0.0	
CNPF	Global X Canada Pref	SOLPRECA	5	0.3	
NASI	Pax MSCI N Amer ESG	NASI	4	0.0	
FOC	FaithShares Christian	GPFS05	3	0.0	
FCV	FaithShares Catholic	GPFS01	3	0.0	
EAPS	Pax MSCI EAFE ESG	TFAPESU	2	0.0	
FMV	FaithShares Methodist	GPFS03	2	0.0	
FZB	FaithShares Baptist	GPFS02	2	0.0	
FKL	FaithShares Lutheran	GPFS04	1	0.0	

*Opt. denotes US listed options trading available on the underlying security.

ETF & ETN Guide Q3 2011 | 10

ETNs

EXCHANGE TRADED NOTES (ETNs)

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
COMMODITIES					
General					
DJP	iPath DJ UBS Commodity	DJUBSTR	$3,036	$21.5	✓
RJI	Elements Rogers Commod	ROGRTR	866	6.5	✓
UCI	E-Tracs CMCI Commodity	CMCITR	146	0.5	
GSP	iPath GSCI Total Return	SPGSCITR	119	0.9	
GSC	GS Connect S&P GSCI Enh	SPGSESTR	76	0.6	
LSC	Elements S&PComdtyTrends	SPTICTR	42	0.4	
DJCI	E-Tracs DJ/UBS Commodity	DJUBSTR	25	0.2	
DPU	PwrShrs DB Commod Lg	DBLCIX	7	0.0	
BCM	iPath Pure Beta Broad Comm	BCC1C1PT	5	0.1	
SBV	iPath Pure Beta SP GSCI-Wgt	BCC2C1PT	4	0.0	
Specific					
OIL	iPath Goldman Sachs Oil	SPGSCLTR	$597	$32.0	✓
RJA	Elements Rogers Agricult	ROGRAGTR	577	11.2	✓
JJG	iPath DJ UBS Grains	DJUBGRTR	281	13.9	✓
JJC	iPath DJ UBS Copper	DJUBHGTR	221	13.7	✓
JJA	iPath DJ UBS Agriculture	DJUBAGTR	203	7.8	✓
JJP	iPath DJ UBS Precious Met	DJUBPRTR	130	3.0	
GAZ	iPath DJ UBS Natural Gas	DJUBNGTR	111	1.7	✓
COW	iPath DJ UBS Livestock	DJUBLITR	100	3.6	✓
JO	iPath DJ UBS Coffee	DJUBKCTR	99	4.3	
RJN	Elements Rogers Energy	ROGRENTR	90	1.0	✓
RJZ	Elements Rogers Metals	ROGRIMTR	80	0.9	
JJM	iPath DJ UBS Industrial	DJUBINTR	68	1.1	
SGG	iPath DJ UBS Sugar	DJUBSBTR	63	6.0	✓
PGM	iPath DJ UBS Platinum	DJUBPLTR	57	0.6	
LD	iPath DJ UBS Lead	DJUBPBTR	54	0.7	
JJS	iPath DJ UBS Softs	DJUBSOTR	54	5.4	✓
PTM	E-Tracs UBS Long Platinum	CTPLTR	47	0.5	✓
BAL	iPath DJ UBS Cotton	DJUBCTTR	45	12.0	✓
FUD	E-Tracs CMCI Food	CMFOTR	45	0.5	
JJT	iPath DJ UBS Tin	DJUBSNTR	32	4.7	
GRU	Elements MLCX Grains	MLCXGRTR	26	1.0	✓
NIB	iPath DJ UBS Cocoa	DJUBCCTR	24	1.4	
JJE	iPath DJ UBS Energy	DJUBENTR	21	0.3	
OLO	PowerShares DB Oil Long	DBOLIX	19	0.5	
UAG	E-Tracs CMCI Agriculture	CMAGTR	14	0.3	
JJN	iPath DJ UBS Nickel	DJUBNITR	13	0.4	
AGF	PowerShares DB Agr Long	DBLCYEAG	13	0.3	
GASZ	ETRACS Nat Gas Fut Contango	GYY	10	0.0	
OILZ	ETRACS Oil Fut Contango	OGZ	10	0.0	
FUE	Elements MLCX Biofuels	MLCXBXTR	9	0.2	
JJU	iPath DJ UBS Aluminum	DJUBALTR	9	0.2	
LEDD	iPath Pure Beta Lead	BCC2LLPT	8	0.1	
SGAR	iPath Pure Beta Sugar	BCC2SBPT	8	0.2	
GRWN	iPath Pure Beta Softs	BCC1SFPT	8	0.1	
USV	E-Tracs CMCI Silver	CTSITR	8	0.2	
UBG	E-Tracs CMCI Gold	CTGCTR	7	0.0	
BLNG	iPath Pure Beta Prec Metal	BCC1PMPT	7	0.1	
UBM	E-Tracs CMCI Ind Metals	CMIMTR	7	0.0	
WEET	iPath Pure Beta Grains	BCC1GRPT	6	0.1	
CHOC	iPath Pure Beta Cocoa	BCC2CCPT	6	0.2	
DIRT	iPath Pure Beta Agricult	BCC1AGPT	6	0.1	
OLEM	iPath Pure Beta Crude Oil	BCC2CLPT	6	0.2	
CAFE	iPath Pure Beta Coffee	BCC2KCPT	5	0.3	
DCNG	iPath Seasonal Nat Gas	BCC2NGST	5	0.2	
ONG	iPath Pure Beta Energy	BCC1ENPT	5	0.1	
UBC	E-Tracs CMCI Livestock	CMLVTR	5	0.0	
LSTK	iPath Pure Beta Livestock	BCC1LSPT	5	0.1	
CTNN	iPath Pure Beta Cotton	BCC2CTPT	5	0.2	
CUPM	iPath Pure Beta Copper	BCC2LPPT	5	0.0	
HEVY	iPath Pure Beta Indl Met	BCC1IMPT	5	0.0	
FOIL	iPath Pure Beta Aluminum	BCC2LAPT	4	0.0	
NINI	iPath Pure Beta Nickel	BCC2LNPT	4	0.0	
UBN	E-Tracs CMCI Energy	CMENTR	3	0.0	
GRN	iPath Global Carbon	BXIIGCUT	2	0.0	
BDG	PwrShrs DB Base Met Lg	DBBMIX	2	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.
CURRENCIES					
CNY	Market Vectors Renminbi	SPCBCNY	$83	$1.2	
ICI	iPath Optimized Curr Carry	BXIICIUS	22	0.2	
AYT	Barclays GEMS Asia-8	BXIIGMA8	19	0.3	
ERO	iPath EUR/USD	EUR	14	0.2	
INR	Market Vectors-Rupee/USD	SPCBINR	6	0.1	
JYN	iPath JPY/USD	JPY	5	0.2	
PGD	Barclays Asian & Gulf Curr	BXIIGEMP	4	0.0	
JEM	Barclays GEMS	BXIIGEM1	4	0.0	
GBB	iPath GBP/USD	GBP	3	0.0	
LEVERAGED/INVERSE					
DGP	PwrShrs DB Gold Dbl Lg	DGLDIX	$540	$36.5	
XIV	VelocityShares Inv VIX Short	SPVXSP	264	30.3	
TVIX	VelocityShares 2X VIX Short	SPVXSP	124	27.2	
DAG	PowerShares DB Ag Dbl Lg	DBLCYEAG	113	7.1	
DTO	PowerShares DB Oil Dbl Shrt	DBRCL	107	36.4	
MLPL	ETRACS UBS 2X Lng MLP	AMZI	102	1.4	
DZZ	PwrShrs DB Gold Dbl Sh	DGLDIX	92	7.7	
DTYS	iPath US Treas 10-YR Bear	BXIITETY	90	1.9	
XVIX	UBS E-TRACS Long-Short VIX	SPVXTSER	78	0.6	
DRR	Market Vectors Dbl Sh Euro	DSHRTEUR	68	1.6	
DLBS	iPath US Treas Lng Bd Bear	BXIITEUS	39	1.3	
IVO	iPath Inv Jan '21 SP500 VIX	SPVXSP	39	2.1	
DGZ	PowerShares DB Gold Short	DGLDIX	34	3.4	
CSMB	CS Merger Arb Liquid 2X	CSLABMN	32	0.2	
BXUC	BC SPX + Long C Leveraged	SPXT	25	4.9	
BXUB	BC SPX + Long B Leveraged	SPXT	22	1.6	
XXV	iPath Inv SP500 VIX Short	SPVXSTR	19	3.3	
BOM	PwrShrs DB BaseMet DblSh	DBBMIX	18	0.5	
DYY	PwrShrs DB Commod Dbl Lg	DBLCIX	17	0.6	
BDCL	ETRACS 2X Lng WF Bus Dev	WFBDCPX	17	1.0	
DTUS	iPath US Treas 2-YR Bear	BXIITETU	14	0.4	
BDD	PwrShr DB Base Met Dbl Lg	DBBMIX	14	0.5	
ZIV	VelocityShares Inv VIX Md Trm	SPVXMP	12	0.3	
DSTJ	JPM Dbl Sh US Lng BD Treas	USTLBD	10	0.1	
TVIZ	VelocityShares 2X VIX Md Trm	SPVXMP	10	0.4	
DSXJ	JPM Dbl Sh US 10-Y Treas	USTTEN	10	0.1	
MLPS	ETRACS UBS 1xM Shrt MLP	AMZI	8	0.1	
SZO	PowerShares DB Oil Short	DBRCL	8	0.5	
AGA	PowerShares DB Agr Dbl Sh	DBLCYEAG	8	0.5	
EMSA	iPath SE MSCI EM	NDUEEGF	7	0.1	
BUNT	PwrShr DB 3x German Bd Fut	DBBNBUNL	7	0.1	
SFSA	iPath SX SP&500 TR	SPTR	6	0.6	
BOS	PwrShrs DB Base Met Shrt	DBBMIX	6	0.1	
ROLA	iPath LX Russell 1000	RU10INTR	6	0.0	
BXDB	BC SPX + Short B Leveraged	SPXT	5	1.1	
EMLB	iPath LE MSCI EM	NDUEEGF	5	0.1	
RTSA	iPath SX R2000	RU20INTR	5	0.6	
SFLA	iPath LX S&P 500 TR	SPTR	5	0.5	
MFSA	iPath SE MSCI EAFE	NDDUEAFE	4	0.1	
RTLA	iPath LX Russell 2000	RU20INTR	4	0.7	
VZZB	iPath LE SP500 VIX Mid Trm	SPVXMTR	4	0.0	
JGBT	PwrShr DB 3x Japan Gov Bd	DBBNJGBL	4	0.0	
UDNT	PowerShares DB 3X Shrt USD	USDDNX	4	0.1	
UUPT	PowerShares DB 3X Lng USD	USDUPX	4	0.2	
DEE	PwrShrs DB Commod Dbl Sh	DBLCIX	4	0.1	
MFLA	iPath LE MSCI EAFE	NDDUEAFE	4	0.1	
ITLT	PwrShr DB 3x Ital Treas Bd	DBBNBTPL	3	0.1	
PTD	E-Tracs UBS Short Platinum	CTPLER	3	0.0	
DDP	PwrShrs DB Commod Shrt	DBLCIX	3	0.1	
ROSA	iPath SX Russell 1000	RU10INTR	2	0.0	
BXDC	BC SPX + Short C Leveraged	SPXT	2	0.5	
ADZ	PowerShares DB Agr Short	DBLCYEAG	2	0.0	
URR	Market Vectors Dble Lg Euro	DLONGEUR	1	0.1	

*Opt. denotes US listed options trading available on the underlying security.

ETF & ETN Guide Q3 2011 | 11

ETNs

EXCHANGE TRADED NOTES (ETNs)

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
OTHER					
AMJ	JPMorgan Alerian MLP	AMZ	$2,701	$35.4	✓
VXX	iPATH SP500 VIX ST Future	SPVXSTR	1,207	636.8	✓
INP	iPath MSCI India	NDEUSIA	697	15.4	✓
VXZ	iPATH SP500 VIX MT Future	SPVXMTR	518	42.0	✓
MLPI	UBS ETRACS Alerian MLP Infr	AMZI	175	1.0	
MLPN	CS Cushing 30 MLP	MLPX	170	2.0	✓
FLAT	iPath US Treas Flattener	BXIIUSTP	135	2.3	
CSMA	Credit Suisse Merger Arb	CSLABMN	105	0.5	
TRND	RBS US LC Trendpilot	TPLCUT	40	0.5	
CSLS	CS Long/Short Liquid	CSLABLN	33	0.1	
VQT	Barclays ETN+ S&P Veqtor	SPVQDTR	26	0.2	
TRNM	RBS US MC Trendpilot	TPMCUT	23	0.1	
DLBL	iPath US Treas Lng Bd Bull	BXIITEUS	22	0.6	
MLPY	MS Cushing MLP High Income	MLPY	20	0.7	
MLPW	E-TRACS Wells Fargo MLP	WML	19	0.1	
BWV	iPath CBOE SP500BuyWrite	BXM	17	0.1	
STPP	iPath US Treas Steepener	BXIIUSTP	16	0.2	
MLPG	UBS ETRACS Nat Gas MLP	ANGI	15	0.1	
DTUL	iPath US Treas 2-YR Bull	BXIITETU	14	0.4	
SPGH	UBS E-TRACS SPS Gold Hedge	na	14	0.0	
TBAR	RBS Gold Trendpilot	TPGLDUT	13	0.1	
BARL	MS SP500 Crude Oil Lnkd	SPOILH	11	0.1	
WMW	Elements Mrngstr Wide Moat	MWMFTR	11	0.1	
BDCS	ETRACS Wells Fargo Bus Dev	WFBDCPX	10	0.1	
CVOL	C-Tracks ETN Volatility	CVOLT	9	0.2	
VIIX	VelocityShares VIX Sh Trm	SPVXSP	7	1.1	✓
BUNL	PwrShr DB German Bd Fut	DBBNBUNL	5	0.1	
JGBL	PwrShr DB Japan Govt Bd Fu	DBBNJGBL	5	0.0	
DOD	Elements Dogs of the Dow	MUTR	5	0.1	
DTYL	iPath US Treas 10-YR Bull	BXIITETY	5	0.6	
JFT	KEYnotes FT Enh 130/30 LC	FTLCTR	4	0.0	
ITLY	PwrShr DB Ital Treas Bd Fu	DBBNBTPL	4	0.0	
GCE	Claymore CEF GS Connect	CLMRCEF	4	0.0	
VIIZ	VelocityShares VIX MdTrm	SPVXMP	3	0.0	
GWO	Elements CS Global Warm	CSGWMXTR	3	0.0	
BVT	Elements BG Total Mkt Val	BGVT	3	0.0	
BSC	Elements BG SC Value	BGVS	2	0.0	
EEH	Elements LC Sector Momnt	SPBNPSP	1	0.0	
BVL	Elements BG LC Value	BGVL	1	0.0	

*Opt. denotes US listed options trading available on the underlying security.

ETF & ETN Guide Q3 2011 | 12

An investment in iPath ETNs involves risks, including possible loss of principal. For a description of the main risks see "Risk Factors" in the applicable prospectus.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Fund Distribution Company assists in the promotion of the iPath ETNs.

iPath ETNs (the "Securities") are unsecured obligations of Barclays Bank PLC and are not secured debt. The Securities are riskier than ordinary unsecured debt securities and have no principal protection. Risks of investing in the Securities include limited portfolio diversification, trade price fluctuations, uncertain principal repayment, and illiquidity. Investing in the Securities is not equivalent to investing directly in an index or in any particular index components. The investor fee will reduce the amount of your return at maturity or on redemption, and as a result you may receive less than the principal amount of your investment at maturity or upon redemption of your Securities even if the level of the relevant index has increased or decreased (as may be applicable to the particular series of Securities). An investment in iPath ETNs may not be suitable for all investors.

The Securities may be sold throughout the day on the exchange through any brokerage account. There are restrictions on the minimum number of Securities you may redeem directly with the issuer as specified in the applicable prospectus. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of Securities. **Sales in the secondary market may result in significant losses.**

iPath ETNs typically have lower investor fees than currently existing mutual funds that invest in similar markets and are available to retail investors. Buying and selling iPath ETNs will result in brokerage commissions.

Barclays Capital Inc. and its affiliates and BlackRock Fund Distribution Company and its affiliates do not provide tax advice and nothing contained herein should be construed to be tax advice. Please be advised that any discussion of U.S. tax matters contained herein (including any attachments) (i) is not intended or written to be used, and cannot be used, by you for the purpose of avoiding U.S. tax-related penalties; and (ii) was written to support the promotion or marketing of the transactions or other matters addressed herein. Accordingly, you should seek advice based on your particular circumstances from an independent tax advisor.

"Standard & Poor's®," "S&P®," "S&P 500®," "Standard & Poor's 500™" and "S&P 500 VIX Mid-Term Futures™" are trademarks of Standard & Poor's Financial Services LLC ("S&P") and have been licensed for use by Barclays Bank PLC. "VIX" is a registered trademark of the Chicago Board Options Exchange, Incorporated ("CBOE") and has been licensed for use by S&P. The Securities are not sponsored, endorsed, sold or promoted by S&P or the CBOE. S&P and CBOE make no representation, condition or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities or in the ability of either index to track market performance.

"Russell 1000® Index" and "Russell 2000® Index" are trademarks of Frank Russell Company and have been licensed for use by Barclays Bank PLC. The Securities are not sponsored, endorsed, sold, or promoted by Frank Russell Company and Frank Russell Company makes no representation regarding the advisability of investing in the Securities.

The MSCI indexes are the exclusive property of MSCI, Inc. ("MSCI"). MSCI and the MSCI index names are servicemark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The relevant pricing supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or servicemark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI's permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

©2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs, and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks, or registered trademarks are the property, and used with the permission, of their respective owners.
2299-22AN-11/10

Not FDIC Insured • No Bank Guarantee • May Lose Value

This communication and any information derived from its use is provided for informational purposes only and should not be regarded as an offer to sell or a solicitation of an offer to buy the products mentioned in it. No representation is made that any returns will be achieved. Barclays Capital does not warrant the accuracy, completeness, reliability, fitness for a particular purpose or merchantability of this information. Barclays Capital shall have no liability for the use, misuse, or distribution of this information to unauthorized recipients. Third-party trademarks and information are the property of their respective owners. Copyright ©2011 Barclays Capital. All information is subject to change without notice.

OPTIONS EXPIRATION CALENDAR - 2011 January February March April May June July August September October November December Su Mo Tu We Th Fr Sa 27 28 29 30 31 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31 1 2 3 4 5 31 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 1 2 3 4 5 6 7 8 9 10 11 12 13 Equity, index, cash-settled currency and Expiring equity, P.M. settled index options and treasury/interest treasury/interest rate options expiration date1 rate option classes cease trading. Expiring cash-settled currency options cease trading at12 :00pm ET VIX, RVX expiration date Exchange holiday (additional holidays may be announced) A.M. settled index options cease trading For 2010, 2013 Equity LEAPS® added For 2011, 2014 Equity LEAPS ® added Quarterly expiration date Bank holiday 1 Equity LEAPS® expire in January. Index LEAPS® expire in December or January. Note: While these dates are accurate as of 12/15/09, they are subject to change.